EXHIBIT 10.27

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

RESEARCH AND DEVELOPMENT OPTION AND LICENSE AGREEMENT

BETWEEN

MEDICIS PHARMACEUTICAL CORPORATION

and

ANACOR PHARMACEUTICALS, INC.

This RESEARCH AND DEVELOPMENT OPTION AND LICENSE AGREEMENT (the “Agreement”) is entered into and made effective as of the 9th day of February, 2011 (the “Effective Date”) by and between Anacor Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 1020 East Meadow Circle, Palo Alto, CA 94303 (“Anacor”), and Medicis Pharmaceutical Corporation, a Delaware corporation having offices at 7720 North Dobson Road, Scottsdale, AZ 85256 (“Medicis”).  Anacor and Medicis are each referred to herein by name or as a “Party” or, collectively, as “Parties”.

RECITALS

WHEREAS, Anacor possesses proprietary technology and know-how related to the discovery, identification, synthesis and development of boron-based small molecule drug candidates;

WHEREAS, Medicis possesses expertise in the research, development, manufacturing and commercialization of human pharmaceuticals, and Medicis is interested in developing such boron-based small molecule compounds as drug products;

WHEREAS, Medicis desires to engage in a collaborative effort with Anacor pursuant to which Anacor will carry out a research and development program to discover and develop boron-based small molecule compounds directed against the Target (as defined below), and Medicis will have an option, exercisable at Medicis’s sole discretion, to further develop and commercialize such compounds for any and all uses in the Territory (as defined below), all on the terms and conditions set forth herein; and

WHEREAS, upon exercise by Medicis of its option to such compounds, Anacor desires to grant to Medicis, and Medicis desires to obtain, an exclusive license under Anacor Exclusively Licensed IP (as defined below) to make, have made, use, sell, offer for sale and import Products (as defined below) throughout the Territory on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS; RULES OF CONSTRUCTION

1.1                                 Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth in this Article 1 unless context dictates otherwise:

1.1.1                                           “Additional Compound” has the meaning assigned to such term in Section 2.7.

1.1.2                                           “Additional Target” has the meaning assigned to such term in Section 2.5.

1.1.3                                           “Affiliate” means any Person, whether de jure or de facto, which directly or indirectly through one (1) or more intermediaries Controls, is Controlled by or is under common Control with a Party.

1.1.4                                           “Agreement” has the meaning assigned to such term in the Preamble.

1.1.5                                           “Anacor” has the meaning assigned to such term in the Preamble.

1.1.6                                           “Anacor Compound” means any small molecule compound that (a) (i) is generated or discovered by Anacor during the Term or (ii) is within Anacor’s existing compound bank, (b) is within the Field and (c) [ * ].

1.1.7                                           “Anacor Compound IP” means, with respect to an Anacor Compound, the Anacor Compound Know-How and Anacor Compound Patents, collectively, with respect to such Anacor Compound.

1.1.8                                           “Anacor Compound Know-How” means, with respect to an Anacor Compound, any Information Controlled by Anacor or its Affiliates that is discovered, developed, invented or created on or prior to the date on which such Anacor Compound becomes a Collaboration Compound (if at all) and that relates directly (but not necessarily exclusively) to, or is directly (but not necessarily exclusively) useful in connection with, the making, having made, using, selling, offering for sale or importing of such Anacor Compound.

1.1.9                                           “Anacor Compound Patents” means, with respect to an Anacor Compound, any Patents in the Territory Controlled by Anacor or its Affiliates that claim inventions conceived or reduced to practice on or prior to the date on which such Anacor Compound becomes a Collaboration Compound (if at all) and that (a) claim the composition of matter or method of making or use of such Anacor Compound, or (b) Cover the making, having made, using, selling, offering for sale or importing of such Anacor Compound.

1.1.10                                     “Anacor Diligence Failure Event” has the meaning assigned to such term in Section 2.4.1(a).

1.1.11                                     “Anacor Exclusively Licensed IP” means, collectively, (a) Anacor Compound IP with respect to the Medicis Development Compounds; (b) Anacor Target Patents; (c) Anacor Target Know-How; (d) Collaboration Compound IP with respect to the Medicis Development Compounds that is owned or Controlled by Anacor or its Affiliates on the Effective Date or at any time during the Term (to the extent of Anacor’s ownership or Control thereof); (e) Medicis Development Compound IP owned or Controlled by Anacor or its Affiliates on the Effective Date or at any time during the Term (to the extent of Anacor’s ownership or Control thereof); and (f) to the extent not included in the foregoing, Anacor Patents with respect to the Medicis Development Compounds or Products.

1.1.12                                     “Anacor IP” means, collectively, (a) Anacor Compound IP; (b) Anacor Target Patents; (c) Anacor Target Know-How; (d) Collaboration Compound IP owned or Controlled by Anacor or its Affiliates on the Effective Date or at any time during the Term (to the extent of Anacor’s ownership or Control thereof); (e) Medicis Development Compound IP owned or Controlled by Anacor or its Affiliates on the Effective Date or at any time during the Term (to the extent of Anacor’s ownership or Control thereof); and (f) to the extent not included in the foregoing, Anacor Patents.

1.1.13                                     “Anacor Patents” means any Patents in the Territory Controlled by Anacor or its Affiliates on the Effective Date or at any time during the Term: (a) that are (or were at the relevant time)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Anacor Compound Patents, Anacor Target Patents, Collaboration Compound Patents or Medicis Development Compound Patents or, (b) to the extent not one of the foregoing, that (i) claim the composition of matter or method of making or use of a Medicis Development Compound in the Field, or (ii) Cover the making, having made, using, selling, offering for sale or importing of a Medicis Development Compound in the Field.

1.1.14                                     “Anacor Target Know-How” means any Information Controlled by Anacor or its Affiliates on the Effective Date or at any time during the Term (but excluding Collaboration Know-How) that relates directly (but not necessarily exclusively) to the Target in the Field or is reasonably useful for Medicis to perform its obligations or exercise its rights with respect to such Target in the Field under the Research Collaboration.

1.1.15                                     “Anacor Target Patents” means any Patents in the Territory Controlled by Anacor or its Affiliates on the Effective Date or at any time during the Term (but excluding Anacor Compound Patents, Collaboration Compound Patents and Medicis Development Compound Patents) that claim or Cover the composition or use of the Target in the Field or that would otherwise be infringed (absent a license as provided herein) by Medicis’s performance of its obligations or exercise of its rights under the Research Collaboration.

1.1.16                                     “Annual Net Sales” means total Net Sales in the Territory in a particular calendar year.  A “calendar year” means a period of twelve (12) consecutive months beginning on January 1 and ending on December 31.

1.1.17                                     “[ * ]” means a compound [ * ].

1.1.18                                     “Arbitration Request” has the meaning assigned to such term in Section 13.2.

1.1.19                                     “Back-Up Compound” has the meaning assigned to such term in Section 2.6.6(d).

1.1.20                                     “Back-Up Compound Election Term” has the meaning assigned to such term in Section 2.6.6(d).

1.1.21                                     “BfArM” means the Federal Institute for Drugs and Medical Devices (Bundesinstitut für Arzneimittel und Medizinprodukte, BfArM) in Germany.

1.1.22                                     “Breaching Party” has the meaning assigned to such term in Section 12.2.1.

1.1.23                                     “Business Day” means a day on which banking institutions in New York, New York, United States are open for business.

1.1.24                                     “Calendar Quarter” means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively.

1.1.25                                     “Candidate Selection Activities” means, with respect to any Collaboration Compound, the activities conducted to determine whether such Collaboration Compound meets the Candidate Selection Criteria.

1.1.26                                     “Candidate Selection Activities Report” has the meaning assigned to such term in Section 2.6.6(a).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.1.27                                     “Candidate Selection Compound” means a Collaboration Compound resulting from the Program that the JRC determines meets all of the Candidate Selection Criteria.

1.1.28                                     “Candidate Selection Criteria” means the criteria for selecting a Candidate Selection Compound, as described in Section 2.6.4.

1.1.29                                     “cGCP” (Good Clinical Practice) means the current regulations adopted by the FDA or other commonly recognized group or individual regulatory agency (e.g., EMA, MHLW, MHRA and BfArM) for research involving human subjects.

1.1.30                                     “cGLP” (Good Laboratory Practice) means the current system of management controls for laboratories and research organizations to ensure the consistency and reliability of results as outlined in the Organisation for Economic Co-operation and Development (OECD) Principles of cGLP and national regulations.

1.1.31                                     “cGMP” means current Good Manufacturing Practices as described in (i) the ICH Harmonised Tripartite Guideline, Step 4 version, dated November 10, 2000 and (ii) Parts 210 and 211 of Title 21 of the U.S.  Code of Federal Regulations, each as may be amended from time to time, or any successor thereto.

1.1.32                                     “Chairperson” has the meaning assigned to such term in Section 3.1.1.

1.1.33                                     “Change of Control” means, with respect to Anacor, the occurrence of any of the following:

(a)                                  any “person” or “group” (as such terms are defined below) other than Anacor (or any Controlling Affiliate of Anacor as of the Effective Date) (i) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of Anacor (or any Controlling Affiliate of Anacor) then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of Anacor (or its Controlling Affiliate) representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of Anacor (or its Controlling Affiliate) or (ii) has the power, directly or indirectly, to elect a majority of the members of Anacor’s (or its Controlling Affiliate’s) board of directors or similar governing body (as the case may be, “Board of Directors”); or

(b)                                 Anacor (or its Controlling Affiliate) enters into a merger, consolidation or other form of business combination, share exchange, reorganization, recapitalization or other similar extraordinary transaction or series of transactions with another Person (whether or not Anacor (or its Controlling Affiliate) is the surviving entity) and as a result of such merger, consolidation or other form of business combination, share exchange, reorganization, recapitalization or similar extraordinary transaction, (i) the members of the Board of Directors of Anacor (or its Controlling Affiliate) immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of Anacor (or its Controlling Affiliate) or, if not Anacor (or its Controlling Affiliate), such surviving Person immediately following such transaction or series of transactions or (ii) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of Anacor (or its Controlling Affiliate) immediately prior to such transaction or series of transactions cease to beneficially own, directly or indirectly, shares of Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ownership of Voting Stock of Anacor (or its Controlling Affiliate) immediately prior to such transaction or series of transactions; or

(c)                                  Anacor (or its Controlling Affiliate) sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of the consolidated total assets of Anacor; or

(d)                                 the holders of capital stock of Anacor (or its Controlling Affiliate) approve a plan or proposal for the liquidation or dissolution of Anacor (or its Controlling Affiliate).

For the purpose of this definition: (x) “person” and “group” have the meanings given such terms under Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; (y) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act; and (z) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.1.34                                     “Claims” has the meaning assigned to such term in Section 11.1.

1.1.35                                     “CMC” means chemistry, manufacturing and controls.

1.1.36                                     “Collaboration Compound” means each Anacor Compound or Medicis Compound that has entered into nonclinical toxicology and nonclinical [ * ] efficacy studies, and other testing as described in the Research Plan, and is part of the Program.  The following Anacor Compounds, whose structures Anacor has disclosed to Medicis prior to the Effective Date, shall be deemed Collaboration Compounds: [ * ].

1.1.37                                     “Collaboration Compound IP” means, with respect to a Collaboration Compound, any Collaboration Compound Know-How or Collaboration Compound Patents with respect to such Collaboration Compound.

1.1.38                                     “Collaboration Compound Know-How” means, with respect to a Collaboration Compound, any Information pertaining to such Collaboration Compound that is discovered, developed, invented or created after the date on which the applicable Anacor Compound or Medicis Compound becomes such Collaboration Compound but prior to (i) Medicis’s exercise of the PoC Option or expiration of the PoC Option with respect to such Collaboration Compound and (ii) termination of the Research Collaboration under Section 2.4.1, 12.4.1, 12.5.2, 12.6.3(c) or 13.7 solely by or on behalf of (a) a Party (or its agents or contractors), (b) the Parties jointly (or jointly through their respective agents or contractors), or (c) either or both of their respective Affiliates.

1.1.39                                     “Collaboration Compound Patent” means, with respect to a Collaboration Compound, any Patent in the Territory that claims or Covers an invention conceived or reduced to practice after the date on which the applicable Anacor Compound or Medicis Compound becomes such Collaboration Compound and before the date (if any) on which Medicis exercises its PoC Option with respect to that Collaboration Compound or terminates the Research Collaboration under Section 2.4.1, 12.4.1, 12.5.2, 12.6.3(c) or 13.7 (thus rendering the Collaboration Compound a Medicis Development Compound) or expiration of the PoC Option with respect to such Collaboration Compound, and that (a) claims the composition of matter or method of making or use of such Collaboration Compound, or (b) Covers the making, having made, using, selling, offering for sale or importing of such Collaboration Compound.  For the avoidance of doubt: (i) any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Patents with respect to inventions made or discovered prior to the date on which a Collaboration Compound becomes a Medicis Development Compound shall be either Anacor Compound Patents or Collaboration Compound Patents; and (ii) Collaboration Compound Patents may Cover compounds in addition to a Collaboration Compound.

1.1.40                                     “Combination Product” means a Product that includes at least one Other Active Ingredient.  To be a Combination Product, the Product and all its ingredients must be sold together as a single product and invoiced as one product.  For clarity, drug delivery vehicles, adjuvants, and excipients shall not be deemed to be Other Active Ingredients, and their presence shall not be deemed to create a Combination Product.

1.1.41                                     “Competitive Infringement” has the meaning assigned to such term in Section 8.4.1.

1.1.42                                     “Confidential Information” has the meaning assigned to such term in Section 9.1.

1.1.43                                     “Control,” means, with respect to intellectual property or an intellectual property right, possession of the ability to grant access, license or sublicense in, to or under such intellectual property or intellectual property right without violating the terms of any agreement with any Third Party.  With respect to a Person, a Person shall be deemed to “Control” another Person if it (a) owns, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a Person in a particular jurisdiction) of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the Person.  In either case, “Controls,” “Controlled” or “Controlling” shall have correlative meaning.

1.1.44                                     “Cover” means, with respect to intellectual property or an intellectual property right and a composition or method, that the possession, making, use, sale, offer for sale, import, or disclosure of such composition or method would infringe or misappropriate such intellectual property right absent a license grant or an exemption from infringement for manufacturing, use, sale or offer for sale related to obtaining Regulatory Approval.

1.1.45                                     “Derivative” means, with respect to a Medicis Development Compound, (a) any compound that is derived from such Medicis Development Compound by [ * ], or (b) any compound in the Field that (i) is based on the same Scaffold as such Medicis Development Compound, (ii) is made pursuant to the license granted in Section 5.3, and (iii) is a [ * ].

1.1.46                                     “Develop” or “Development” means engage or engagement in activities relating to obtaining Regulatory Approval of a Product, and engage or engagement in activities to develop manufacturing capabilities for Products.  Development includes, but is not limited to, engage or engagement in: nonclinical or clinical pharmacology, toxicology, pharmacokinetic or other safety or efficacy studies, formulation activities, analytical characterization activities, manufacturing process design, optimization and scale-up (including bulk compound and final product production) activities, quality assurance and quality control activities, technical support and regulatory affairs activities.

1.1.47                                     “Diligent Efforts” means the following: (a) with respect to Anacor, commercially reasonable efforts that are consistent with the efforts and resources customarily used by a biopharmaceutical company [ * ] in the exercise of its reasonable business discretion relating to the research and Development progression of a potential pharmaceutical product owned by such company (or to which it has exclusive rights)

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with similar product characteristics as the Collaboration Compound, but in any event efforts at least as great as those exercised by Anacor [ * ] in the Development of potential products that have a [ * ]; and (b) with respect to Medicis, commercially reasonable efforts that are consistent with the efforts and resources customarily used by a specialty pharmaceutical company in the exercise of its reasonable business discretion relating to a prescription pharmaceutical product owned by it (or to which it has exclusive rights) with similar product characteristics as the Medicis Development Compound and which is of similar market potential at a similar stage in its Development or product life as the Medicis Development Compound, taking into account issues of patent coverage, safety and efficacy, the competitiveness of the marketplace, the proprietary position, the regulatory structure involved, profitability (including pricing and reimbursement status achieved, [ * ], and other relevant factors, including technical, legal, scientific or medical factors.

1.1.48                                     “Disclosing Party” has the meaning assigned to such term in Section 9.1.

1.1.49                                     “Dollars” or “$” means the legal tender of the U.S.

1.1.50                                     “Effective Date” has the meaning assigned to such term in the Preamble.

1.1.51                                     “EMA” means the European Medicines Agency of the European Union, and any successor agency thereto.

1.1.52                                     “European Union” means all countries that are officially recognized as member states of the European Union at any particular time during the Term.

1.1.53                                     “Executive Officer” has the meaning assigned to such term in Section 13.1.

1.1.54                                     “FDA” means the U.S.  Food and Drug Administration, and any successor entity thereto.

1.1.55                                     “Field” means the use of a [ * ] [ * ] for the [ * ].

1.1.56                                     “First Commercial Sale” means, with respect to any Product, the first sale for which revenue has been recognized by Medicis from an independent Third Party for subsequent sale to an end user (i.e., not based upon a transfer price to an affiliate or distributor or sublicensee) or consumption by the general public of such Product in any country in the Territory after all required Regulatory Approvals have been granted, or where such sale is otherwise permitted, by the Regulatory Authority in such country, excluding registration samples and compassionate use.

1.1.57                                     “First Dosing in a Phase 1 Clinical Trial” means the date on which the first subject is dosed in a Phase 1 Clinical Trial for a Collaboration Compound that is conducted by or on behalf of Anacor or Medicis (or an Affiliate or Sublicensee of Medicis).

1.1.58                                     “First Dosing in a Phase 3 Clinical Trial” means the date on which the first subject is dosed in a Phase 3 Clinical Trial for a Medicis Development Compound that is conducted by or on behalf of Medicis (or an Affiliate or Sublicensee of Medicis).

1.1.59                                     “GAAP” means the then-current applicable Generally Accepted Accounting Principles in the United States as applied by Medicis or as recognized as generally accepted by the Financial Accounting Standards Board.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.1.60                                     “Generic Product” means, with respect to a Product, any pharmaceutical product sold by a Third Party that is not authorized by Medicis, an Affiliate or Sublicensee, that is approved by a Regulatory Authority in reliance on the prior approval of such Product as determined by the applicable Regulatory Authority, on the basis of it being comparable to and substitutable for such Product.

1.1.61                                     “HSR” has the meaning assigned to such term in Section 4.2.2.

1.1.62                                     “IND” means any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S.  Code of Federal Regulations, and any amendments thereto.  References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the U.S. (such as a clinical trial application in an individual country or in a member country of the European Union).

1.1.63                                     “Indemnitee” has the meaning assigned to such term in Section 11.3.

1.1.64                                     “Information” means any and all tangible and intangible information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, data, results (including pharmacological, toxicological and nonclinical or clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms.  As used herein, “clinical test data” shall be deemed to include all information related to the clinical or nonclinical testing of a Collaboration Compound or Product, including patient report forms, investigators’ reports, biostatistical, pharmaco-economic and other related analyses, regulatory filings and communications, and the like.

1.1.65                                     “Insolvency Event” has the meaning assigned to such term in Section 12.4.1.

1.1.66                                     “Joint Patent Subcommittee” or “JPS” has the meaning assigned to such term in Section 3.2.

1.1.67                                     “Joint Research Committee” or “JRC” has the meaning assigned to such term in Section 3.1.

1.1.68                                     “JRC Term” means the period commencing on the Effective Date and extending throughout the Research Collaboration Term.

1.1.69                                     “Lead Back-Up Compound” has the meaning assigned to such term in Section 4.2.1(a).

1.1.70                                     “Losses” has the meaning assigned to such term in Section 11.1.

1.1.71                                     “Manufacturing Cost” has the meaning assigned to such term in Section 6.4.2(d).

1.1.72                                     “Materials” has the meaning assigned to such term in Section 2.8.1.

1.1.73                                     “Material IP” means, collectively, (a) Patents Covering or claiming Materials and (b) Information pertaining specifically to Materials which, in each case (i) exist as of the date such Materials are transferred as provided in Section 2.8.1, or (ii) are conceived by the “Transferor” (as defined in Section 2.8.1) prior to its transfer of such Materials to the other Party as provided in Section 2.8.1.

1.1.74                                     “Medicis” has the meaning assigned to such term in the Preamble.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.1.75                                     “Medicis Compound” means any small molecule compound that (a) is introduced into the Program by Medicis during the Research Collaboration Term and was invented or conceived (as determined under the inventorship laws of the United States) solely by inventors who have assigned or agreed to assign their rights in such compound to Medicis, (b) is not based on or derived from an Anacor Compound and was not identified or conceived using Anacor’s Confidential Information, (c) is within the Field and (d) is a [ * ].

1.1.76                                     “Medicis Development Compound” means (a) the PoC Compound and any Provisional Back-Up Compounds, Lead Back-Up Compound or other Back-Up Compounds selected by Medicis for further Development in accordance with Sections 2.6.6(d) or 4.2.1(a), or (b) any Collaboration Compounds deemed Medicis Development Compounds pursuant to Section 2.4.1(c), 12.4.1, 12.5.2, 12.6.3(c) or 13.7.

1.1.77                                     “Medicis Development Compound IP” means, collectively, Medicis Development Compound Patents and Medicis Development Compound Know-How.

1.1.78                                     “Medicis Development Compound Know-How” means any Information pertaining to a Medicis Development Compound that is discovered, invented, created or developed on or after the date on which a Collaboration Compound becomes such Medicis Development Compound, solely by or on behalf of (a) a Party (or its agents or contractors), (b) the Parties jointly (or jointly through their respective agents or contractors), or (c) either or both of their respective Affiliates.

1.1.79                                     “Medicis Development Compound Patent” means, with respect to a Medicis Development Compound, any Patent in the Territory that claims or Covers an invention conceived or reduced to practice on or after the date on which a Collaboration Compound becomes such Medicis Development Compound and that (a) claims the composition of matter or method of making or use of such Medicis Development Compound, or (b) Covers the making, having made, using, selling, offering for sale or importing of such Medicis Development Compound.  For the avoidance of doubt: (i) any Patents with respect to a Medicis Development Compound shall be one of Anacor Compound Patents, Collaboration Compound Patents or Medicis Development Compound Patents; and (ii) Medicis Development Compound Patents may Cover compounds in addition to a Medicis Development Compound.

1.1.80                                     “Medicis IP” means, collectively, (a) Medicis Research Collaboration Patents, (b) Medicis Research Collaboration Know-How, (c) Medicis Target Patents, (d) Medicis Target Know-How, (e) Collaboration Compound IP owned or Controlled by Medicis or its Affiliates at any time during the Term; and (f) Medicis Development Compound IP owned or Controlled by Medicis or its Affiliates at any time during the Term.

1.1.81                                     “Medicis Research Collaboration Know-How” means any Information Controlled by Medicis or its Affiliates at any time during the Term that relates directly (but not necessarily exclusively) to a Collaboration Compound and is directly (but not necessarily exclusively) useful for Anacor to conduct its obligations under the Research Collaboration in accordance with the Research Plan.

1.1.82                                     “Medicis Research Collaboration Patents” means any Patents in the Territory Controlled by Medicis or its Affiliates on the Effective Date or at any time during the Term that claim or Cover the composition of matter or method of use of a Collaboration Compound and are directly (but not necessarily exclusively) useful for Anacor to conduct its obligations under the Research Collaboration in accordance with the Research Plan.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.1.83                                     “Medicis Research Compound” has the meaning assigned to such term in Section 5.3.

1.1.84                                     “Medicis Target Know-How” means any Information Controlled by Medicis or its Affiliates on the Effective Date or at any time during the Term (but excluding Collaboration Compound Know-How and Medicis Development Compound Know-How) that relates directly (but not necessarily exclusively) to the Target in the Field and is reasonably useful for Anacor to perform its obligations with respect to such Target under the Research Collaboration.

1.1.85                                     “Medicis Target Patents” means any Patents in the Territory Controlled by Medicis or its Affiliates on the Effective Date or at any time during the Term (but excluding Collaboration Compound Patents and Medicis Development Compound Patents) that claim or Cover the composition or use of the Target in the Field or that would otherwise be infringed (absent a license as provided herein) by Anacor’s performance of its obligations with respect to such Target under the Research Collaboration.

1.1.86                                     “MHLW” means the Ministry for Health, Labor and Welfare of Japan, or the Pharmaceutical and Medical Devices Agency (the “PMDA,” formerly known as Iyakuhin Iryokiki Sogo Kiko), or any successor to either of them, as the case may be.

1.1.87                                     “MHRA” means the Medicines and Healthcare products Regulatory Agency, an executive agency of the United Kingdom Department of Health.

1.1.88                                     “Mixed Patent” has the meaning assigned to such term in Section 5.3.

1.1.89                                     “NDA” means a New Drug Application (as more fully defined in 21 C.F.R.  314.5 et seq.  or its successor regulation) and all amendments and supplements thereto filed with the FDA.

1.1.90                                     “Necessary License” has the meaning assigned to such term in Section 6.4.2(c).

1.1.91                                     “Negotiation Period” has the meaning assigned to such term in Section 2.7.

1.1.92                                     “Net Sales”  means the total of the [ * ] price charged by Medicis, its Affiliates and Sublicensees for the sale of Products to Third Parties who are not Sublicensees less the following deductions, to the extent included in such invoiced amounts or accrued in accordance with GAAP:

•                                          cash, trade or quantity discounts, rebates, and government-required discounts and allowances granted to buyers (including governmental required rebates, such as, for example and without limitation, Medicaid rebates, institutional rebates, volume discounts, chargebacks, retroactive price adjustments and other reductions, concessions and allowances that effectively reduce the selling price; [ * ];

•                                          sales, use, tariffs, import/export duties or other excise taxes imposed on particular sales (excepting value added taxes or income taxes);

•                                          discounts and rebates paid or credited to buyers, Third Party payers, healthcare systems and administrators [ * ];

•                                          [ * ];

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

•                                          rebates and discounts paid or credited pursuant to applicable law;

•                                          transportation costs, including insurance and shipping, freight, and handling charges, to the extent included in the invoiced amount, and

•                                          allowances, refunds or credits to buyers because of rejections or returns (including withdrawals and recalls).

Net Sales shall also [ * ].  Net Sales will be calculated in a manner consistent with GAAP or at Medicis’s option similarly reputable local accounting principles prevailing in the countries of sale, consistently applied, and in any event amounts deducted shall be deducted only once regardless of whether it is identified more than once above.

1.1.93                                     “Non-breaching Party” has the meaning assigned to such term in Section 12.2.1.

1.1.94                                     “Non-Disclosure Agreement” has the meaning assigned to such term in Section 9.4.

1.1.95                                     “Offer Period” has the meaning assigned to such term in Section 2.7.

1.1.96                                     “Other Active Ingredient” means a therapeutically effective active pharmaceutical ingredient that is co-formulated or co-packaged with a Medicis Development Compound or Derivative thereof in a Product and which is neither the Medicis Development Compound nor part of the same molecule as that containing such Medicis Development Compound.  Drug delivery vehicles, adjuvants, and excipients shall not be deemed to be “therapeutically effective active pharmaceutical ingredients”.

1.1.97                                     “Party” or “Parties” has the meaning assigned to such term in the Preamble.

1.1.98                                     “Patent” means (a) all patents and patent applications in any country or supranational jurisdiction in the Territory, (b) any substitutions, divisions, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, and (c) foreign counterparts of any of the foregoing.

1.1.99                                     “Patent Costs” means the reasonable fees and expenses paid to outside legal counsel and other out-of-pocket expenses paid to Third Parties, incurred in connection with the Prosecution and Maintenance of Patents.

1.1.100                               “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.1.101                               “Phase 1 Clinical Trial” means a clinical trial of a pharmaceutical product on subjects that generally provides for the introduction into humans of such product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such product.

1.1.102                               “Phase 3 Clinical Trial” means one or more clinical trials on sufficient numbers of subjects, which trial(s) are designed to (a) establish that a drug is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed; and (c) support Regulatory Approvals for such drug.

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1.1.103                               “PoC Compound” means a Candidate Selection Compound that the JRC determines has satisfied the PoC Compound Criteria.

1.1.104                               “PoC Compound Criteria” means proof of concept (“PoC”) criteria for selection of a clinical PoC Compound, as described in Section 2.6.4, which shall include, among other things, CMC, safety and efficacy standards.

1.1.105                               “PoC Option” has the meaning assigned to such term in Section 4.2.1(a).

1.1.106                               “PoC Option Deadline Extension Period” has the meaning assigned to such term in Section 4.2.2.

1.1.107                               “PoC Option Deadline Period” has the meaning assigned to such term in Section 4.2.1(a).

1.1.108                               “PoC Trial” means, with respect to any Candidate Selection Compound, a clinical trial of such Candidate Selection Compound that is reasonably designed to successfully meet the PoC Compound Criteria.  For clarity, the PoC Trial is intended only to demonstrate the safety, and to provide preliminary evidence of activity, of a particular Collaboration Compound, and is not necessarily intended to be a pivotal trial or to otherwise provide data sufficient to support Regulatory Approvals.

1.1.109                               “PoC Trial Report” has the meaning assigned to such term in Section 2.6.6(c).

1.1.110                               “Product” means any product that includes a Medicis Development Compound or Derivative thereof or a Medicis Compound, or any base form, prodrug, ester, salt form, crystalline polymorph, hydrate or solvate thereof, whether or not as the sole active ingredient and in any dosage, form or formulation.

1.1.111                               “Program” means the Research Collaboration activities conducted by Anacor pursuant to the Research Plan for the discovery, use, manufacture and Development of Anacor Compounds.

1.1.112                               “Prosecuting Party” has the meaning assigned to such term in Section 8.2.2.

1.1.113                               “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as re-examinations, reissues, and requests for patent term adjustments and patent term extensions with respect to such Patent, together with the initiation or defense of interferences, the initiation or defense of oppositions and other similar proceedings with respect to the particular Patent.  For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement actions taken with respect to a Patent.

1.1.114                               “Provisional Back-Up Compound” has the meaning assigned to such term in Section 4.2.1.

1.1.115                               “Receiving Party” has the meaning assigned to such term in Section 9.1.

1.1.116                               “Regulatory Approval” means any and all approvals (including price and reimbursement approvals, if required prior to sale in the applicable jurisdiction), licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary for the manufacture, use, storage, import, transport or sale of a particular Product in the applicable jurisdiction.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.1.117                               “Regulatory Authority” means the FDA or any other health regulatory authority in any country in the Territory that is a counterpart to the FDA and holds responsibility for granting regulatory marketing approval for a Product in such country, and any successor(s) thereto, including but not limited to the EMA, MHLW, MHRA and BfArM.

1.1.118                               “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any governmental authority by statute, regulation or other governmental action with respect to a Product in a country in the Territory, other than a Patent right, provided that such rights (a) are specific to the composition of the Product and not its use or indication and (b) prohibit the sale of such Product by Third Parties in such country.

1.1.119                               “Research Collaboration” means the program of research, discovery, characterization, optimization and nonclinical and clinical testing of Collaboration Compounds and Candidate Selection Compounds and the identification of a PoC Compound pursuant to this Agreement and the Research Plan, as described in Article 2.

1.1.120                               “Research Collaboration Term” has the meaning assigned to such term in Section 2.3.

1.1.121                               “Research Plan” has the meaning assigned to such term in Section 2.2.

1.1.122                               “Royalty Term” has the meaning assigned to such term in Section 6.4.3.

1.1.123                               “Scaffold” means a core chemical structure that includes one or more variable structural elements within or appended to the core structure (by insertion, deletion, substitution, or addition of one or more bonds or atoms, or otherwise).  Any molecule containing a Scaffold as part of its structure shall, for purposes of this Agreement, be deemed to be “based on such Scaffold,” regardless of the nature of the variable elements associated with the Scaffold.  The Scaffolds for the Collaboration Compounds as of the Effective Date are described in Exhibit 10.

1.1.124                               “Subcommittee” has the meaning assigned to such term in Section 3.1.6.

1.1.125                               “Sublicensee” means, with respect to a particular Medicis Development Compound or Product, a Third Party to whom Medicis has granted a sublicense or license under any Anacor Exclusively Licensed IP or Medicis IP, including distributors (through multiple tiers) of such Medicis Development Compound or Product.

1.1.126                               “Target” means the [ * ].

1.1.127                               “Term” has the meaning assigned to such term in Section 12.1.

1.1.128                               “Territory” means the entire world.

1.1.129                               “Third Party” means any Person other than Anacor or Medicis or an Affiliate of Anacor or Medicis.

1.1.130                               “Third Party License” has the meaning assigned to such term in Section 4.5.1.

1.1.131                               “Transfer Record” has the meaning assigned to such term in Section 2.8.1.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.1.132                               “United States” or “U.S.” means the United States of America.

1.1.133                               “Valid Claim” means any claim within an issued U.S. Patent or issued Patent in a jurisdiction outside the U.S. that has not expired, lapsed, been cancelled or abandoned, or been held unenforceable, invalid or cancelled by a court of competent jurisdiction in an order or decision from which no appeal has been or can be taken.

1.2                                 Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits of and to this Agreement unless otherwise specified, (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement, including the Exhibits hereto, (iv) references to “$” shall mean U.S.  dollars, (v) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified, (vi) the word “or” shall not be exclusive, (vii) references to “written” or “in writing” include in electronic form, (viii) provisions shall apply, when appropriate, to successive events and transactions, (ix) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (x) the Parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any such Party by virtue of the authorship of any of the provisions in any of this Agreement, (xi) a reference to any person includes such person’s successors and permitted assigns, (xii) any reference to “days” means calendar days unless Business Days are expressly specified and (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

ARTICLE 2

RESEARCH AND DEVELOPMENT COLLABORATION

2.1                                 Overview.  Pursuant to this Agreement and the Research Plan, and as further provided in this Article 2, Anacor will undertake the Research Collaboration, the scope of which is the discovery, identification and Development of compounds directed toward the Target, which compounds Medicis shall have certain options to exclusively license on a worldwide basis, as provided in Article 4.  The goal of the Research Collaboration will be to present to the JRC at least [ * ] JRC-approvable PoC Compound for consideration within [ * ] of the Effective Date.

2.2                                 Research Plan.  The Research Collaboration activities will be carried out by Anacor pursuant to an operating plan (the “Research Plan”), which will outline anticipated discovery, research, and nonclinical and clinical Development activities to be conducted by Anacor during the Research Collaboration Term, and shall include a mechanism for identification of promising Anacor Compounds, the structure of tests to be performed on such compounds and personnel commitments (if any).  The initial draft of the Research Plan is attached hereto as Exhibit 1.  From time to time during the Research Collaboration Term (but no less frequently than [ * ] per year), the JRC shall update the Research Plan (or applicable portions thereof).  Once approved by

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the JRC, the updated Research Plan shall replace the Research Plan previously in effect.  The Research Plan will be reviewed as necessary at each meeting of the JRC, and at any other time upon the request of either Party, and may be modified by the JRC, as appropriate, to reflect material scientific or commercial developments.  In the event of any inconsistency between the Research Plan and this Agreement, the terms of this Agreement shall prevail and any such inconsistent portion of such Research Plan shall hereby be expressly rejected.

2.3                                 Research Collaboration Term.  The Research Collaboration shall commence at the Effective Date and shall expire upon the earlier of (a) Anacor’s completion of a PoC Trial and delivery of a PoC Trial Report to the JRC under Section 2.6.6(c), and (b) [ * ] after the Effective Date, unless extended upon Medicis’s election pursuant to Section 2.6.6(d), or unless earlier terminated as provided herein (the “Research Collaboration Term”).  Except as otherwise specified herein, upon the expiration of the Research Collaboration Term, all obligations of Anacor to conduct research pursuant to the Research Collaboration shall terminate (although Anacor’s requirement to participate on the JRC and consult following the JRC Term as provided in Section 3.1.5 shall not be affected by expiration of the Research Collaboration Term), but the other rights and obligations under this Agreement shall not otherwise be affected.

2.4                                 Research Efforts; Diligence.  During the Research Collaboration Term, Anacor shall use Diligent Efforts to discover and Develop Anacor Compounds and Medicis Compounds (if any) in accordance with the terms of this Agreement, the Research Plan and as reasonably directed by the JRC in accordance with the purposes of this Agreement, subject to Section 2.6.6(d).  Unless Medicis elects Back-Up Compound Development under Section 2.6.6(d), Anacor shall not be obligated to progress more than [ * ] to the stage of being approved as a Candidate Selection Compound.  Anacor shall not be obligated to progress more than [ * ] through completion of a PoC Trial.  Anacor shall document its activities hereunder in writing with reasonable detail and in accordance with the requirements of Section 2.9.2 and taking into account the obligations to provide the summaries, reports and other work product called for in Section 4.4.  In support of such Diligent Efforts, Anacor shall maintain and utilize scientific and technical staff, laboratories, offices and other facilities as needed to perform its Research Collaboration activities as set forth in the Research Plan.  Anacor shall use personnel with sufficient skills and experience as are required to accomplish efficiently and expeditiously the objectives of the Research Collaboration as set forth in the Research Plan in good scientific manner and in compliance in all material respects with all requirements of applicable laws, rules and regulations and in such number and with such expertise as specified in the Research Plan.  At any time reasonably requested by Medicis during the Research Collaboration Term, Anacor will promptly provide Medicis with any reasonably requested Information relating to its Diligent Efforts applied in fulfilling the Research Plan.

2.4.1                                           Anacor Diligence Failure Event.

(a)                                  If at any time during the Research Collaboration Term Anacor materially fails to conduct the Research Collaboration in accordance with the Research Plan and its diligence obligations in Sections 2.4, 2.6.6(a) or 2.6.6(d) (an “Anacor Diligence Failure Event”), including for example, by failing to commence appropriate toxicology testing on one or more promising Anacor Compounds in accordance with the Research Plan or by allocating materially insufficient resources for Development activities hereunder, then Medicis shall have the right to allege an Anacor Diligence Failure Event by providing written notice of same to Anacor, such notice setting forth the basis for such alleged failure of diligence.  For clarity, any delay or failure to achieve a milestone or deliverable set forth in the Research Plan, to the extent caused by a scientific or technical failure or difficulty, shall not be considered a breach of this Agreement so long as Anacor is conducting the activities set forth in the Research Plan that are instructed by results of previous activities under the Research Plan.

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(b)                                 Subject to Sections 2.4.2 and 12.2.3, upon receipt of notice of an Anacor Diligence Failure Event, Anacor shall have [ * ] within which to cure such Anacor Diligence Failure Event; [ * ]

(c)                                  Subject to Sections 2.4.2 and 12.2.3, if Anacor has not cured an Anacor Diligence Failure Event by the conclusion of the applicable [ * ], [ * ], Medicis shall have the following rights:

(i)                                     If such Anacor Diligence Failure Event occurred with respect to activities other than Development efforts conducted under Section 2.6.6(d) with respect to Back-Up Compounds and is therefore prior to achievement of the PoC Criteria by a Collaboration Compound, Medicis shall have the right to immediately terminate the Research Collaboration Term upon written notice to Anacor.  Notwithstanding anything to the contrary in this Agreement, Anacor shall have no further obligations to conduct the Program as of the effective date of termination of the Research Collaboration Term by Medicis under this Section 2.4.1(c)(i).  Upon any such termination of the Research Collaboration Term by Medicis under this subsection (c)(i), (A) all Collaboration Compounds identified prior to said termination date shall be deemed to be Medicis Development Compounds, and (B) subject to the terms and conditions of this Agreement, Anacor shall grant and does hereby grant, as of the effective date of such termination and election by Medicis, an exclusive (even as to Anacor and its Affiliates), worldwide license (with the right to grant sublicenses) under the Anacor Exclusively Licensed IP, to make, have made, use, sell, offer for sale and import such Medicis Development Compounds and Derivatives thereof as and into Products in the Territory during the Term. Medicis will have the right to continue the Development of any such deemed Medicis Development Compounds as of such termination event on its own or through Sublicensees.  Following any termination of the Research Collaboration Term by Medicis under this Section, Medicis shall pay to Anacor (x) a royalty on Annual Net Sales of Products at a rate that is equal to [ * ] of the applicable royalty rates set forth in Section 6.4 and (y) non-royalty payments at a rate that is equal to [ * ] of the applicable rate set forth in Section 6.5.  Medicis shall further pay to Anacor [ * ] of the applicable milestone payments due under Sections 6.2 or 6.3 for any milestones achieved subsequent to Medicis’s termination under this Section.

(ii)                                  If such Anacor Diligence Failure event occurred with respect to Development efforts conducted under Section 2.6.6(d) for a particular Back-Up Compound, Medicis shall have the right to immediately terminate Anacor’s Development of such Back-Up Compound upon written notice to Anacor.  Upon any such termination under this subsection (c)(ii), if Medicis has not previously exercised the PoC Option, (A) such Back-Up Compound shall be deemed to be a Medicis Development Compound, (B) subject to the terms and conditions of this Agreement, Anacor shall grant and does hereby grant, as of the effective date of such termination and election by Medicis, an exclusive (even as to Anacor and its Affiliates), worldwide license (with the right to grant sublicenses) under the Anacor Exclusively Licensed IP, to make, have made, use, sell, offer for sale and import such Medicis Development Compound and Derivatives thereof as and into Products in the Territory during the Term, and (C) such Medicis Development Compound shall be in addition to the [ * ] Medicis Development Compounds under Section 4.2.1(a).  Medicis will have the right to continue the Development of any such Medicis Development Compound as of such termination event on its own or through Sublicensees.  Following any termination of development of a Back-Up Compound by Medicis under this Section, Medicis shall pay to Anacor (x) a royalty on Annual Net Sales of Products containing such Back-Up Compound at a rate that is equal to [ * ] of the applicable royalty rates set forth in Section 6.4 and (y) non-royalty payments attributable to such Back-Up Compound at a rate that is equal to [ * ] of the applicable rate set forth in Section 6.5.  Medicis shall further pay to Anacor [ * ] of the applicable milestone payments due under Section 6.2 for any milestones achieved by a Product containing such Back-Up Compound subsequent to Medicis’s termination under this Section.

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(d)                                 The Parties understand and agree that, due to the nature of the collaboration under this Agreement, damages to Medicis resulting from a material breach by Anacor of its diligence obligations under Section 2.4 or 2.6.6(d) would be difficult to calculate accurately, and thus the remedies set forth in this Section 2.4.1 represent a rational relationship between the damages from the material breach by Anacor of its diligence obligations on the one hand, and the cumulative loss to Medicis of its expectation interest, its lost investment and its lost potential return on investment due to the upfront payment and milestone payments made.  The remedies set forth in this Section 2.4.1, if elected by Medicis, shall be Medicis’s sole and exclusive remedies for an Anacor Diligence Failure Event.

2.4.2                                           Disputes Relating To Alleged Anacor Diligence Failure Events.  In the event that Anacor, in good faith, disputes the existence of an Anacor Diligence Failure Event, Anacor shall have the right to submit such dispute to the Executive Officers in accordance with Section 13.1 within [ * ] after receipt of notice of a termination under Section 2.4.1(c)(i) or (ii) from Medicis.  If the Executive Officers are unable to resolve the dispute, Anacor decides to resolve such dispute through arbitration as provided in Section 13.2, and the adjudication by arbitration pursuant to Section 13.2 or settlement of such dispute is solely in Medicis’s favor, the license described in Section 2.4.1(c)(i) or (ii) shall be thereafter be deemed granted subject to the terms and conditions of this Agreement, and Anacor will be responsible for [ * ] of Medicis’s reasonable and documented costs in adjudicating the arbitration, which shall immediately become due and payable.  If the adjudication by arbitration pursuant to Section 13.2 or settlement of such dispute is solely in Anacor’s favor, any license described in Section 2.4.1(c)(i) or (ii) shall be revoked, and Medicis will be responsible for [ * ] of Anacor’s reasonable and documented costs in adjudicating the arbitration, which shall immediately become due and payable, provided that during the entire time pending the final resolution of any such dispute, Medicis shall not be responsible for making payments hereunder and Anacor shall not have any obligations to conduct further work under the Research Collaboration, and Anacor shall not grant any license to any Third Party under any Anacor Exclusively Licensed IP with respect to the same subject matter as, nor take any other action or inaction that would conflict or otherwise interfere with, the potential exclusive license to Medicis described under Section 2.4.1(c)(i) or (ii), as applicable.

2.5                                 Additional Target; Additional Scaffolds.

2.5.1                                           If (a) either Party identifies another [ * ] during the Research Collaboration Term that [ * ] [ * ] [ * ] [ * ] and is not encumbered by a pre-existing agreement between Anacor and a Third Party or (b) a PoC Compound has not been selected and the JRC recommends that a new target be evaluated or selected instead of the Target, then in either case, the JRC may propose an amendment to this Agreement modifying or adding such additional target (the “Additional Target”), as well as additional conforming changes; provided, however, that (i) such Additional Target under clause (b) shall be selected within [ * ] after the JRC determines by consensus not to pursue the Target, and (ii) such amendment shall require mutual written consent of the Parties in accordance with the requirements of Section 13.12.  Any amendment of the Agreement pursuant to this Section 2.5 shall include reasonable payments to Anacor (including upfront and milestone payments and royalties) for its anticipated contributions; provided that “reasonable payments” shall be deemed to consist of (a) [ * ], in consideration for exclusivity with respect to such Additional Target at the time of addition of such Additional Target under this Agreement substantively equivalent to the exclusivity with respect to the Target under Sections 7.1 and 7.2, and (b) the [ * ] due to Anacor hereunder, unless in either case (a) and (b) either Party can demonstrate a compelling justification for an alternative payment structure.  If an Additional Target is approved by the Parties as set forth herein the JRC shall update the Research Plan accordingly within [ * ] of such approval to reflect the anticipated discovery, research, and nonclinical and clinical Development activities to be conducted by Anacor in connection with such Additional Target.

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2.5.2                                           If, during the Research Collaboration Term, either Party identifies a compound that (a) [ * ], (b) [ * ] [ * ] [ * ], (c) is not encumbered by a pre-existing agreement between Anacor and a Third Party and (d) does not contain one of the Scaffolds listed in Exhibit 10, the Parties may amend Exhibit 10 to add the Scaffold on which such compound is based as a Collaboration Compound Scaffold, as well as additional conforming changes to this Agreement.  If the Parties so amend Exhibit 10, the JRC shall also update the Research Plan accordingly within [ * ] of such amendment to reflect the anticipated discovery, research, and nonclinical and clinical Development activities to be conducted by Anacor in connection with such new Collaboration Compound Scaffold; provided that, if such amendment occurs after Anacor has [ * ], then such efforts [ * ].  In any event, to the extent that such identified compound does not satisfy the definition of Anacor Compound or Medicis Compound, the Scaffold shall no longer be considered a Collaboration Compound Scaffold.

2.6                                 Development of Collaboration Compounds.

2.6.1                                           Anacor Responsibility.  Prior to Medicis’s exercise of its PoC Option, Anacor shall have primary responsibility for conducting the nonclinical and clinical Development activities for each Collaboration Compound in connection with the Program (including clinical trials and submissions to Regulatory Authorities) in accordance with this Agreement, the Research Plan and as reasonably directed by the JRC in accordance with the purposes of this Agreement.

2.6.2                                           Additional Development Work by Medicis.  During the Research Collaboration Term Medicis may conduct additional research (directly or through subcontractors or Sublicensees) on Collaboration Compounds in support of the Research Plan, provided that such research is conducted under the guidance of the JRC and any results of such research are reported to the JRC and further provided that Medicis will bear all responsibility for any costs associated with such additional research.  At Medicis’s cost and expense, Anacor will provide any reasonable assistance requested by Medicis in connection with such additional research, subject to Medicis’s payment to Anacor of reasonable compensation for such assistance in an amount agreed by the Parties at the time of request.  Such assistance may include providing reasonable sample quantities of compounds to Medicis or its Sublicensees, it being understood that Anacor may, if required, manufacture or have manufactured compounds to the extent not then currently available in the quantities requested.

2.6.3                                           Encumbered Compounds.  Anacor shall not include in the Program an Anacor Compound that is encumbered by a grant of rights to a Third Party for an indication outside the Field.

2.6.4                                           Candidate Selection Criteria; PoC Compound Criteria.  The Parties acknowledge and agree that the selection criteria for Candidate Selection Compounds (the “Candidate Selection Criteria”) and the initial criteria for PoC Compounds (the “PoC Compound Criteria”) are attached hereto as Exhibits 2 and 3, respectively.  The Candidate Selection Criteria and PoC Compound Criteria may be amended by the Parties as set forth in Section 3.1.4(c).  The Parties anticipate that the PoC Compound Criteria will be amended upon recommendation from the JRC, with the aim to define a set of criteria that best enables the Parties to select a PoC Compound and other Medicis Development Compound(s) with the greatest likelihood of success in Development, as the understanding of the Program increases during the Research Collaboration Term, such as on the first achievement of Candidate Selection Criteria, the filing of an IND by Anacor for a Candidate Selection Compound, or the failure of a Candidate Selection Compound to achieve desired endpoints in a clinical trial.

2.6.5                                           Reports and Information.  During the Research Collaboration Term, Anacor shall provide reasonable written progress updates at each meeting of the JRC on the status of activities within the

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Program.  Without limiting the foregoing, Anacor shall notify the JRC in a timely fashion upon including any Anacor Compound as a Collaboration Compound (other than Collaboration Compounds [ * ].

2.6.6                                           Evaluation of Candidate Selection Activities and PoC Trial Results.

(a)                                  Development Funnel.  Anacor shall use Diligent Efforts to evaluate and test a number of promising Anacor Compounds or Medicis Compounds in accordance with the Research Plan and shall present regular written summaries of the results to the JRC as provided in Section 2.6.5; provided, however, that Anacor shall not be obligated to conduct [ * ].  Notwithstanding the foregoing, if at the time of [ * ], the JRC reasonably believes that Anacor has not Developed a reasonable number of other viable Collaboration Compounds that have the potential to serve as possible Lead Back-Up Compounds or other Back-Up Compounds, the JRC shall modify the Research Plan to include reasonable additional screening or lead optimization activities by Anacor, [ * ].  In any event, any failure by the JRC to reach consensus on any modification of the Research Plan to include such additional activities shall not be deemed a breach of this Agreement by Anacor.  Anacor shall identify to the JRC all Collaboration Compounds.  In the event that Anacor determines that a Collaboration Compound meets the Candidate Selection Criteria, Anacor shall promptly notify Medicis in writing of such event and shall provide to the JRC, not less than [ * ] prior to the next regularly scheduled meeting, a data package containing a reasonably complete set of analyses, results and raw data from the Candidate Selection Activities for such Collaboration Compound and related correspondence or Information received from or sent to any Regulatory Authority relating to such Collaboration Compound, if any (collectively, for the purpose of this Section 2.6.6(a), the “Candidate Selection Activities Report”).  The JRC will, at its next regularly scheduled meeting or at an ad hoc meeting scheduled by the JRC (and in any event within [ * ] after the JRC’s receipt of the Candidate Selection Activities Report), review the Candidate Selection Activities Report to confirm whether the Collaboration Compound meets the Candidate Selection Criteria.  If the JRC determines that the Collaboration Compound did not meet the Candidate Selection Criteria, Medicis shall nonetheless have the right to deem such Collaboration Compound a Candidate Selection Compound by paying the applicable milestone payment set forth in Section 6.2.1 (it being understood that Anacor shall not be obligated to conduct additional Development of such Collaboration Compound unless and until such election and payment are made by Medicis).

(b)                                 PoC Trial Design.  Medicis shall prepare an initial PoC Trial design for the applicable Candidate Selection Compound, for review, modification and approval by the JRC.  Such PoC Trial shall include the requirements of the Phase 1 Study Synopsis and PoC Trial Synopsis, attached hereto as Exhibit 5.  For clarity, Anacor shall not be obligated to conduct more than [ * ] or more than [ * ].

(c)                                  PoC Compound Confirmation.  The JRC will select among the Candidate Selection Compounds to determine which one(s) will be developed to the stage of filing an IND and which one will be evaluated in a PoC Trial.  Following the PoC Trial, Anacor shall promptly notify Medicis in writing and shall provide to the JRC a data package containing all analyses, results and raw data from the PoC Trial for such Candidate Selection Compound, and any related correspondence or Information received from or sent to any Regulatory Authority relating to such Candidate Selection Compound (collectively, the “PoC Trial Report”).  Unless otherwise agreed to by the Parties, the JRC will schedule an ad hoc meeting not more than thirty [ * ] after receipt of such PoC Trial Report to review such PoC Trial Report and determine whether or not such Candidate Selection Compound meets the PoC Compound Criteria.  If the JRC agrees that the Candidate Selection Compound meets the PoC Compound Criteria, Medicis shall have a right to exercise its PoC Option pursuant to Section 4.2.1(a).  If the JRC determines that the Candidate Selection Compound did not meet the PoC Criteria, Medicis shall nonetheless have the right to deem such Collaboration Compound a PoC Compound and exercise the PoC Option for such Candidate Selection Compound pursuant to Section 4.2.1(a).  If, during

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the Research Collaboration Term, a Candidate Selection Compound completes a PoC Trial and does not satisfy the PoC Compound Criteria, [ * ].

(d)                                 Back-Up Development. In addition to the Development required in Section 2.4 above, at Medicis’s written election prior to the earlier of (i) [ * ] of the Effective Date and (ii) first NDA approval of a Product by FDA (the “Back-Up Compound Election Term”), at Anacor’s sole cost and expense (but subject to the milestone payments set forth in Section 6.2.2), Anacor shall use Diligent Efforts to provide such Development services as Medicis may find necessary or useful to progress [ * ] additional Collaboration Compound selected by Medicis (the “Lead Back-Up Compound”) to the stage where Medicis may prepare an IND for submission (which activities by Anacor will not include Anacor’s conduct of any human clinical trial) and up to [ * ] additional Collaboration Compounds selected by Medicis (each a “Back-Up Compound”) to the stage of being approved by the JRC as Candidate Selection Compounds pursuant to subsection (a) above; provided, however, that Medicis may make such elections as follows: the first such election for a Back-Up Compound may be made no sooner than [ * ] following commencement of the [ * ] referenced on page 3 of the Research Plan and no later than [ * ] after the [ * ], and each subsequent election for a different Back-Up Compound may be made no earlier than [ * ] after the previous election.  For clarity, each such election shall be for one (1) Back-Up Compound only.  At the time of Medicis’s election under this Section, the Parties shall amend the Research Plan and shall mutually agree whether an extension of the Research Collaboration Term is necessary to complete the associated Development work; provided that the Research Collaboration Term may not be extended beyond [ * ] after the Effective Date.  Any such extension of the Research Collaboration Term shall be agreed in writing by the Parties pursuant to Section 13.12.  For the avoidance of doubt, Anacor shall not continue any such Development work beyond achievement of the milestone events identified above for each Lead Back-Up Compound or other Back-Up Compound.  Should Medicis make an election under this Section, Anacor’s resulting diligence obligation shall continue until the earlier of: (A) [ * ], (B) [ * ] or (C) for the applicable Back-Up Compound only, the JRC’s decision to terminate development of such Back-Up Compound.  Following Medicis’s election hereunder, at any time during the Back-Up Compound Election Term, Medicis may, upon notice to Anacor, substitute any of the Lead Back-Up Compounds or other Back-Up Compounds in lieu of the PoC Compound elected under Section 4.2.1 or substitute a different Collaboration Compound in lieu of the initially elected Lead Back-Up Compound or other Back-Up Compound. If such substitution occurs after the PoC Option has been exercised by Medicis, such substitution shall not obligate Anacor to conduct any additional Development activities or in any way affect the payments due to Anacor hereunder.  If such substitution occurs before the PoC Option has been exercised, Anacor shall Develop the Collaboration Compound(s) substituted by Medicis hereunder in lieu of the previously designated Lead Back-Up Compound or other Back-Up Compound; [ * ]; and provided further that each applicable milestone payment under Section 6.2.2 shall be due for each such Collaboration Compound, regardless of whether such milestone was paid for the Back-Up Compound that was replaced by such Collaboration Compound.  Notwithstanding anything to the contrary herein, the total number of Collaboration Compounds for which Medicis may request Development services under this Section 2.6.6(d) is [ * ].  Upon receipt of such notice of substitution, Anacor’s diligence obligations (as well as any applicable license grants under Section 4.2.1) hereunder shall apply to the newly elected Lead Back-Up Compound or other Back-Up Compound(s) and shall terminate for the previously elected Lead Back-Up Compound or other Back-Up Compound(s).

2.7                                 Development of Additional Compounds.  From the Effective Date through the PoC Option Deadline Period and, if Medicis exercises its PoC Option, extending through [ * ] from the Effective Date, should Anacor identify any compound that Anacor desires to make, have made, use, sell, offer for sale, import or otherwise exploit as [ * ] for treating [ * ] (an “Additional Compound”) or grant rights to any Third Party to do so,  Medicis shall have a right of first offer with respect to such Additional Compound, as follows: Anacor

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shall notify Medicis in writing and Medicis shall have the right to present a written proposal (including financial and other terms) to Anacor regarding the rights to such Additional Compound.  Medicis shall have [ * ] after receipt of such notice from Anacor (the  “Offer Period”), to respond with (a) a written proposal or (b) a notice that it intends to submit a written proposal within [ * ] followed by a proposal within such [ * ] period.  If Medicis fails to provide such proposal within the specified time period, then Anacor shall be deemed to have fulfilled its obligations under this Section 2.7 and shall be free to offer a Third Party the right to make, have made, use, sell, offer for sale, import or otherwise exploit such Additional Compound, or make, have made, use, sell, offer for sale, import or otherwise exploit such Additional Compound itself, so long as doing so is not in violation of Anacor’s obligations under Section 7.1.  If Medicis submits a written proposal with respect to an Additional Compound hereunder, Anacor shall negotiate with Medicis for a period of at least [ * ] (the “Negotiation Period”).  If a definitive agreement with respect to such Additional Compound is not consummated within such Negotiation Period, subject to any obligations Anacor may have under Section 7.1, Anacor shall be free to (i) offer a Third Party rights to make, have made, use, sell, offer for sale, import or otherwise exploit such Additional Compound [ * ], or (ii) make, have made, use, sell, offer for sale, import or otherwise exploit such Additional Compound itself.  For clarity, this Section 2.7 is not intended and shall not be interpreted to limit or affect Anacor’s obligation under Section 7.1.

2.8                                 Material Transfer.

2.8.1                                           Transfer.  To facilitate the Research Collaboration, either Party (the “Transferor”) shall, upon request by the other Party (“other Party”), provide the other Party (collectively, the “Recipient”) certain biological materials or chemical compounds, such as cell-based assays or research tools owned by or licensed to the Transferor (such materials or compounds provided hereunder are referred to, collectively, as “Materials”) (a) for use by the Recipient in furtherance of the Research Collaboration pursuant to the Research Plan or (b) where the other Party is Medicis, for verification and validation of test results reported by Anacor.  All transfers of such Materials by the Transferor to the Recipient shall be documented in writing (the “Transfer Record”), which Transfer Record shall set forth the type and name of the Material transferred, the amount of the Material transferred, the date of the transfer of such Material and the proposed use of such Material by the Recipient.

2.8.2                                           Ownership; Use.  Except as otherwise provided under this Agreement, all such Materials delivered by the Transferor to the Recipient shall remain the sole property of the Transferor and shall only be used by the Recipient in furtherance of the Research Collaboration, provided, however, that the Recipient may provide such Materials to a Third Party laboratory for verification and validation of test results in accordance with Section 2.8.1; provided that the Recipient shall not disclose the chemical structure of the Materials to such Third Party laboratory and shall require the Third Party laboratory, prior to receiving any Materials, to enter into an agreement with the Recipient assigning all of its rights in the results of the testing, and any inventions made in the course of or as a result of conducting such testing, to the Recipient.  Other than as provided herein, the Recipient shall not cause the Materials be used or delivered to or for the benefit of any Third Party without the prior written consent of the Transferor.  Further, the Recipient shall not use the Materials in research or testing involving human subjects, unless expressly agreed by the Transferor in writing.

2.8.3                                           License.  At the time the Transferor provides Materials to the Recipient as provided herein, the Transferor shall grant, and hereby does grant to the Recipient, subject to the terms and conditions of this Agreement, a non-exclusive license under the Material IP Controlled by the Transferor or its Affiliates to use such Materials for the purpose set forth in the Transfer Record.  In any event, Material IP shall not become nor be deemed Collaboration Compound IP solely by virtue of the transfer.

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2.8.4                                           Prosecution; License Back.  Subject to Article 8, the Transferor shall have sole control over all matters pertaining to the Prosecution and Maintenance of Material IP and the defense and enforcement of any Patents included in the Material IP, in each case which Material IP is Controlled by such Transferor or its Affiliates.  In the event that the Recipient conceives an invention based on its use of any Materials from the Transferor as provided in the Transfer Record and obtains Patent protection therefor, any such Patents shall not fall within the Material IP Controlled by the Transferor or its Affiliates.  However, subject to the terms and conditions of this Agreement, the Recipient shall grant and hereby does grant to the Transferor and its Affiliates a non-exclusive, non-sub-licensable, perpetual, worldwide, fully-paid and royalty-free license, under all of the Recipient’s rights in and to such Patents and specifically related know how, to conduct any research, Development or commercial activities outside the scope of this Agreement (provided that if Medicis is the Transferor, such license shall only be outside the Field).

2.8.5                                           DISCLAIMER.  THE MATERIALS SUPPLIED BY THE TRANSFEROR UNDER SECTION 2.8.1 ARE SUPPLIED “AS IS” AND THE TRANSFEROR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIALS DOES NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.

2.8.6                                           Liability.  The Recipient assumes all liability for damages which may arise from its use, storage or disposal of the Materials.  The Transferor will not be liable to the Recipient for any loss, claim or demand made by the Recipient, or made against such Recipient by any Third Party, due to or arising from the use, storage or disposal of the Materials except, to the extent permitted by law, when caused by the gross negligence or willful misconduct of the Transferor.

2.8.7                                           Clinical Testing and Supply.  The provisions of this Section 2.8 shall not apply to any materials to be used for clinical testing.

2.9                                 Regulatory Matters; Compliance.

2.9.1                                           Compliance.  Each Party shall conduct all nonclinical activities, pre-clinical activities and clinical trials in good scientific manner, and in compliance in all respects with all requirements of applicable United States laws, rules and regulations, as well as all applicable laws, rules and regulations of other nations with jurisdiction over the nonclinical activities, pre-clinical activities and clinical trials, and all other applicable requirements of cGMP, cGLP and cGCP.

2.9.2                                           Data Integrity.

(a)                                  Anacor acknowledges the importance to Medicis of ensuring that the Program is undertaken in accordance with the following good data management practices:

(i)                                     data is being generated using sound scientific techniques and processes;

(ii)                                  data is being accurately and reasonably contemporaneously recorded in accordance with good scientific practices by Persons conducting research hereunder;

(iii)                               data is being analyzed appropriately without bias in accordance with good scientific practices; and

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(iv)                              data and results are being stored securely and can be easily retrieved.

(b)                                 Anacor agrees that it shall use Diligent Efforts to carry out the Research Collaboration so as to collect and record any data generated therefrom in a manner consistent with the requirement set forth in subsection (a) above.

2.9.3                                           Ownership.  Anacor shall own and maintain all regulatory filings for Collaboration Compounds Developed during the Research Collaboration Term pursuant to this Agreement, including all INDs.  In the event that any Regulatory Authority requests a teleconference, videoconference, or meeting with Anacor with respect to a particular Collaboration Compound during the Research Collaboration Term, Anacor shall provide Medicis with prompt notice and shall endeavor to coordinate an opportunity for the Parties to jointly strategize with respect to the handling of the teleconference, videoconference, or meeting.  Anacor shall orally present the Parties’ position(s) at such teleconference, videoconference, or meeting and shall use reasonable efforts to communicate with the Regulatory Authority regarding any Collaboration Compound in such a manner as mutually agreed at such joint strategy session.  One or more representative(s) of Medicis’s choice may appear as a [ * ] participant at any such teleconference, videoconference, or meeting.  Anacor shall not [ * ] a Regulatory Authority on any matter relating to a Collaboration Compound without consulting with Medicis and providing Medicis with at least [ * ], to the extent practicable and permitted by the applicable Regulatory Authority; provided, however, that Anacor shall not [ * ].  Upon exercise by Medicis of its PoC Option with respect to a Collaboration Compound, Anacor (or its successor in the event of a Change of Control) shall transfer ownership of such regulatory filings for such Medicis Development Compounds, including all relevant INDs, to Medicis, and shall provide Medicis with (i) copies of such INDs and other regulatory filings and all final study reports for clinical trials of such Medicis Development Compounds within [ * ], and (ii) all other nonclinical and clinical data and results (including pharmacology, toxicology, formulation, and stability studies) related to such Medicis Development Compounds as soon as reasonably practicable, in accordance with Section 4.4.  Thereafter, Medicis (or one of its Affiliates) shall own and maintain all regulatory filings and Regulatory Approvals for Medicis Development Compounds.

2.9.4                                           Adverse Event Reporting.  Beginning on the Effective Date and continuing during the Term until such time, if any, that Medicis exercises its PoC Option with respect to a Collaboration Compound, or until such time, if any, that Medicis exercises its right to terminate the Research Collaboration under Section 2.4.1(c), 12.4.1 12.5.2, 12.6.3(c) or 13.7, Anacor shall be responsible, at Anacor’s sole cost, for investigating and monitoring all adverse drug reaction experiences related to a Collaboration Compound in connection with the activities of Anacor under this Agreement and for reporting all serious adverse events to the appropriate Regulatory Authorities in the countries in the Territory in which the Collaboration Compound is being Developed, in accordance with the appropriate laws and regulations of the relevant countries and Regulatory Authorities.  Anacor shall provide Medicis notice of any serious adverse events within [ * ] and notice of any other adverse events as soon as reasonably practicable, and shall provide copies of all reports of serious adverse events filed with a Regulatory Authority within [ * ] after the applicable event.  Anacor shall, at Anacor’s sole cost, comply with any requests for remedial action required by a Regulatory Authority with respect to a Collaboration Compound.  Through the JRC, Medicis shall have the right to review from time to time Anacor’s pharmacovigilance policies and procedures.  Medicis and Anacor agree to cooperate and use good faith efforts to ensure that data from Anacor’s adverse event database is organized in a format reasonably acceptable to Medicis.  Anacor shall provide to Medicis consolidated written summaries of the data and information set forth in such database regarding all adverse events at least quarterly.  Commencing on the date that Medicis exercises its PoC Option, or until such time, if any, that Medicis exercises its right to terminate the Research Collaboration under Section 2.4.1(c), 12.5.2, 12.4.1, 12.6.3(c) or 13.7, at Medicis’s reasonable request and

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expense, Anacor shall cooperate with Medicis on all matters relating to conduct of adverse event reporting/pharmacovigilance in respect of any Medicis Development Compound.

2.10                           Research Collaboration Costs.  Each Party shall bear its own costs in connection with performing Research Collaboration activities.

2.11                           Subcontracting.  Subject to the terms of this Agreement, each Party shall have the right to engage Affiliates or Third Party subcontractors to perform certain of its obligations under this Agreement.  Any Affiliate or subcontractor to be engaged by a Party to perform a Party’s obligations set forth in the Agreement shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity.  Notwithstanding the preceding, any Party engaging an Affiliate or subcontractor hereunder shall remain principally responsible and obligated for such activities.  In addition, any Party engaging a subcontractor shall in all cases retain or obtain Control of any and all intellectual property created by or used with the relevant Party’s permission by such subcontractor directly related to such subcontracted activity.  However, it is understood that, in some cases, it may not be commercially reasonable for such Party to obtain exclusive Control of trade secrets or know-how to be created by such subcontractor.  To the extent that such exclusive rights cannot be obtained with respect to any intellectual property from any such subcontractor, prior to entering into such arrangement with such subcontractor, such Party shall bring such matter to the JRC for a determination of whether to enter into such arrangement.

ARTICLE 3

MANAGEMENT OF THE COLLABORATION

3.1                                 Joint Research Committee.  The business and affairs of the Parties’ collaboration hereunder shall be primarily coordinated by a committee (the “Joint Research Committee” or “JRC”) as more fully described in this Section 3.1.  The JRC shall have review and oversight responsibilities for all Development activities within the Research Collaboration.  Each Party agrees to keep the JRC informed of its progress and activities under the Program.

3.1.1                                           Membership.  The JRC shall be comprised of [ * ] (each, a “Representative”).  The initial representatives for each Party shall be provided via written notice to the other Party within [ * ] of the Effective Date.  Each Party may replace any or all of its Representatives at any time upon written notice to the other Party in accordance with Section 13.8 of this Agreement.  Each Representative of each Party shall have expertise (either individually or collectively) in pharmaceutical drug discovery and development.  Any Representative may designate a substitute to attend and perform the functions of that member at any meeting of the JRC.  Each Party may, in its reasonable discretion, invite non-member representatives of such Party to attend meetings of the JRC as a non-voting participant, subject to the confidentiality obligations of Article 9.  Medicis shall designate one of its Representatives as a chairperson (each, a “Chairperson”) to oversee the operation of the JRC and prepare minutes.  The Chairperson shall prepare and circulate to the JRC members an agenda for each meeting reasonably in advance of such meeting.  The JRC shall have the right to remove a Representative by a vote of the members in accordance with Section 3.1.3.  The Party of a removed Representative shall appoint a new Representative in accordance with this Section 3.1.1 within [ * ] of the removal.  Should a Party fail to appoint a new Representative within such [ * ] period, the JRC shall nevertheless be deemed operational without such new Representative following such [ * ] period.

3.1.2                                           Meetings.  Subject to Section 3.1.5, during the JRC Term, the JRC shall meet in person or otherwise at least once each Calendar Quarter, and more frequently as the Parties mutually deem

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appropriate, on such dates, and at such places and times, as provided herein or as the Parties shall agree.  Meetings of the JRC that are held in person shall alternate between the offices of the Parties, or such other place as the Parties may agree.  The members of the JRC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as the Parties deem necessary or appropriate.  Each Party will bear all expenses it incurs in regard to participating in all meetings of the JRC, including all travel and living expenses.

3.1.3                                           Decisions.  All decisions of the JRC shall be made by consensus, with each Party having collectively one (1) vote in all decisions, with a quorum requiring the presence of one or more Representatives from each Party and [ * ]; provided, however, that if consensus cannot be obtained Medicis shall have the determinative vote in (a) deciding whether a particular Anacor Compound or Medicis Compound should be included in the Program (but subject to clause (i) below); (b) selecting among the Candidate Selection Compounds to determine which ones will be developed to the stage where an IND may be filed and which one will be evaluated in a PoC Trial, and (c) designing a PoC Trial; and provided further, that Medicis shall not have the right to [ * ] without the prior written consent of Anacor.  For clarity, amendments to the Candidate Selection Criteria or PoC Compound Criteria require the Parties’ mutual written agreement.

3.1.4                                           Responsibilities.  During the JRC Term the JRC shall perform the following functions, some or all of which may be addressed directly at each meeting of the JRC:

(a)                                  review and coordinate all activities under the Program;

(b)                                 review the progress of the Program against the Research Plan and related budget;

(c)                                  recommend revisions of the Candidate Selection Criteria or PoC Compound Criteria based on developments in the Field or in the Program (including after any failure of a Candidate Selection Compound to achieve the PoC Compound Criteria), provided that any such revisions must be agreed in writing by the Parties before taking effect;

(d)                                 prepare, review, modify, update and approve the PoC Trial design consistent with the synopses in Exhibit 5;

(e)                                  review, comment on, approve and update the Research Plan and related budget;

(f)                                    advise whether particular Anacor Compounds or Medicis Compounds should be introduced into, progressed within or prioritized (in relation other Collaboration Compounds) within the Program;

(g)                                 advise whether a new target be evaluated or selected as an Additional Target;

(h)                                 confirm that a Collaboration Compound has satisfied the Candidate Selection Criteria or PoC Compound Criteria;

(i)                                     discuss and attempt to resolve any deadlock issues submitted to it by any Subcommittee; and

(j)                                     such other responsibilities as may be assigned to the JRC pursuant to this Agreement or as may be mutually agreed upon in writing by the Parties from time to time.

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For clarity, the JRC shall not have any authority beyond the specific matters set forth above in this Section 3.1.4, and in particular shall not have any power to amend or modify the terms or provisions of this Agreement.  In addition, Medicis (and not Anacor or the JRC) shall have the sole right to make decisions in its sole discretion with respect to (i) whether to exercise the PoC Option; and (ii) the Development and commercialization of Medicis Development Compounds (and resultant Products) after exercise by Medicis of the PoC Option with respect thereto.

3.1.5                                           Post PoC Exercise.  Anacor shall have the right to withdraw from participation on the JRC at any time after the JRC Term on [ * ] written notice to Medicis; provided, however, that upon Medicis’s request, Anacor shall continue to consult with Medicis on an as-needed basis; provided that the first [ * ] per month of consulting during the [ * ] after the JRC Term shall be at no cost to Medicis, the first [ * ] per month of consulting during the period commencing on the [ * ] after the JRC Term and terminating upon FDA approval of a Product shall be at no cost to Medicis and for any additional consultation work, Medicis shall pay Anacor a reasonable consulting fee of no more than [ * ].  After the JRC Term, the JRC shall cease to serve the functions set forth in Section 3.1.4 and shall instead serve as an Information transfer vehicle to facilitate the discussion of Development and commercialization of Medicis Development Compounds and Products.  Following the JRC Term, the JRC shall meet annually unless the Parties mutually agree that more frequent meetings are desired.

3.1.6                                           Subcommittee(s).  From time to time, the JRC may establish subcommittees to oversee particular projects or activities, as it deems necessary or advisable (each, a “Subcommittee”).  Each Subcommittee shall consist of such number of members as the JRC determines is appropriate from time to time.  Such members shall be individuals with expertise and responsibilities in the areas of nonclinical development, clinical development, Patents, process sciences, manufacturing, regulatory affairs, product development or product commercialization, as applicable to the stage of development of the project or activity.

3.2                                 Joint Patent Subcommittee.  Within [ * ] after the Effective Date, the JRC shall establish a Subcommittee to be responsible for the coordination of the Parties’ efforts in accordance with Article 8 of this Agreement during the Research Collaboration Term (the “Joint Patent Subcommittee” or “JPS”), including the Prosecution and Maintenance of Patents, with an aim of maximizing patent protection, and assessments of inventorship of inventions created pursuant to the Research Collaboration.  The JPS shall be comprised of an equal number of representatives from each of Medicis and Anacor and shall meet on such dates and at such places and times agreed to by the Parties.  Prior to each meeting of the JPS, Anacor shall provide the JPS with a then-current list of all Collaboration Compounds and any Patents that disclose or claim such Collaboration Compounds.  All decisions of the JPS on matters for which it has responsibility shall be made by consensus, with each Party having collectively one (1) vote in all decisions.  In the event that the JPS is unable to reach a consensus decision within [ * ] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, refer the matter to for expedited resolution by a mutually agreed attorney acting as an independent subject matter expert and who has agreed to terms providing that the Parties share a common legal interest in the matters under dispute and calculated to minimize the extent to which the disclosure of information to the expert would result in the loss of or otherwise impair the attorney-client privilege, attorney work product doctrine or similar protection.  The decision of such person shall be binding on the Parties.  Each Party will bear all expenses it incurs in regard to participating in all meetings of the JPS, including all travel and living expenses; provided, however, that if a matter is submitted to a mutually agreed attorney acting as an independent subject matter expert in accordance with this Section, the costs of such attorney shall be allocated between the Parties as part of his/her decision hereunder, taking into account the relative merits of the Parties’ respective positions.

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ARTICLE 4

GRANT OF RIGHTS

4.1                                 Exclusivity of License and License Option.  During the Term, Anacor will not grant to any Third Party rights to any Anacor IP that are inconsistent with or would interfere with the grant of the licenses resulting from the exercise of the PoC Option by Medicis (including with respect to any applicable Anacor Compounds or Collaboration Compounds).

4.2                                 PoC Option.

4.2.1                                           Exercise And Expiration Of the PoC Option.

(a)                                  Subject to Section 4.2.1(b), commencing upon the date that the JRC confirms that a Candidate Selection Compound satisfies the applicable PoC Compound Criteria (or, if the Candidate Selection Compound did not satisfy the PoC Compound Criteria but Medicis deems such compound a PoC Compound under Section 2.6.6(c), the date that the JRC confirms such failure to satisfy the PoC Compound Criteria) and continuing for [ * ] thereafter (the “PoC Option Deadline Period”), Medicis may in its sole discretion exercise its exclusive option (the “PoC Option”) to Develop and commercialize such PoC Compound, any additional Collaboration Compound that has been subject to an election by Medicis pursuant to Section 2.6.6(d), and, so long as no more than [ * ] Collaboration Compounds are elected in total, up to [ * ] additional Collaboration Compounds of Medicis’s choosing (the “Provisional Back-Up Compounds”), by delivering to Anacor a written notice of Medicis’s exercise of the PoC Option, specifying the PoC Compound, Provisional Back-Up Compounds, Back-Up Compounds and Lead Back-Up Compound (if any) for which such PoC Option is being exercised.  Upon Medicis’s exercise of its PoC Option, (i) each such PoC Compound, Provisional Back-Up Compound, Back-Up Compound and Lead Back-Up Compound (but no more than [ * ] such compounds in total at any particular time) shall be deemed a Medicis Development Compound and (ii) Anacor shall deliver to Medicis the items required by Section 4.4, Section 2.9.3 and Exhibit 6 with respect to such Medicis Development Compounds.  Any PoC Option exercised by Medicis shall be irrevocable.  Following Medicis’s election hereunder, Medicis may, during the Back-Up Compound Election Term, upon notice to Anacor, substitute one or more Collaboration Compounds in lieu of the initially elected Provisional Back-Up Compounds.  Should Medicis make an election pursuant to Section 2.6.6(d) whereby an additional Collaboration Compound becomes a Back-Up Compound or Lead Back-Up Compound subsequent to the date upon which Medicis exercises its PoC Option or should Medicis substitute a new Collaboration Compound as a Provisional Back-Up Compound as provided herein, as of the date of Medicis’s election or substitution (as applicable), such Back-Up Compound, Lead Back-Up Compound or Provisional Back-Up Compound (as applicable) shall be deemed a Medicis Development Compound, any previous Provisional Back-Up Compound shall no longer be a Medicis Development Compound and Anacor shall deliver to Medicis the items required by Section 4.4, Section 2.9.3 and Exhibit 6 with respect to such new Medicis Development Compounds.

(b)                                 Subject to Sections 2.6.6(d) and 3.1.5, following exercise of its PoC Option, Medicis shall have sole responsibility, and Anacor shall have no obligations, for the further Development, manufacturing, and registration of the Collaboration Compounds that became Medicis Development Compounds (including clinical activities and submissions to regulatory agencies) pursuant to the terms of this Agreement.

4.2.2                                           HSR And Equivalent Foreign Laws.  If Medicis reasonably determines in good faith prior to the expiration of the PoC Option Deadline Period that the exercise of its PoC Option by Medicis under

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

this Agreement is required to be filed with the Federal Trade Commission (the “FTC”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. §18a) (“HSR”) or with equivalent foreign governmental authorities under any similar foreign law, the PoC Option Deadline Period shall be extended automatically by [ * ] from the original expiration of the PoC Option Deadline Period (the “PoC Option Deadline Extension Period”) in the event that: (a) the HSR (or similar foreign law) initial waiting period is still pending as of the original date of the expiration of the PoC Option Deadline Period; or (b) a “Second Request” to which Medicis intends to respond is received from the FTC (or equivalent foreign authority) in connection with such filing and clearance has not been granted as of the PoC Option Deadline Period.  Each Party agrees to cooperate at the request of the Party that decides in its sole discretion to respond to any such request for Information to expedite review of such transaction.  In the event that HSR (or similar foreign law) clearance has still not been granted as of the expiration of the PoC Option Deadline Extension Period, (x) Anacor and Medicis shall promptly meet to negotiate in good faith whether an additional extension of the PoC Option Deadline Extension Period is required and (y) Medicis shall provide Anacor with copies of all written correspondence from the FTC (or equivalent foreign authority) within Medicis’s custody or control that relates to such HSR (or similar foreign law) clearance.  In such event, such extension of the PoC Option Deadline Extension Period shall only be effective with the mutual written approval of the Parties, not to be withheld by Anacor unless Anacor can demonstrate a credible basis to believe, based on documented correspondence from the FTC (or equivalent foreign authority) that such HSR (or similar foreign law) clearance is unlikely to be forthcoming.  In the event that HSR (or similar foreign law) clearance is not granted upon expiration of the PoC Option Deadline Extension Period, the PoC Option shall be deemed to have expired unexercised.

4.3                                 License Grants.

4.3.1                                           Research Collaboration.  Subject to the terms and conditions of this Agreement, Medicis hereby grants to Anacor a non-exclusive, non-royalty bearing license under the Medicis Research Collaboration Patents and Medicis Research Collaboration Know-How (if any), solely as and to the extent necessary or important to enable Anacor to conduct activities for which Anacor is responsible under the Research Plan during the Research Collaboration Term, including any activities conducted by Anacor pursuant to Section 2.6.6(d).  Subject to the terms and conditions of this Agreement, Anacor hereby grants to Medicis a non-exclusive, non-royalty bearing license, with the right to grant sublicenses, under the Anacor IP, solely as and to the extent necessary or important to enable Medicis to exercise its rights under Section 2.6.2.

4.3.2                                           Development And Commercialization.

(a)                                  Subject to the terms and conditions of this Agreement and upon Medicis’s exercise of its PoC Option in accordance with Section 4.2.1(a) or 12.5.2, Anacor shall be hereby deemed to have granted and hereby grants to Medicis the exclusive (even as to Anacor) right and license in the Territory, with the right to grant sublicenses (through multiple tiers) in accordance with subsection (b), under the Anacor Exclusively Licensed IP, to make, have made, use, sell, offer for sale, import and otherwise exploit the Medicis Development Compounds and any Derivatives thereof as and into Products during the Term.

(b)                                 The license granted by Anacor to Medicis in subsection (a) may be sublicensed by Medicis to an Affiliate (without notice to Anacor) or Third Party (with prior written notice to Anacor being required if the sublicense is as to all of Medicis’s rights with respect to a particular Medicis Development Compound in a particular territory).  Medicis shall provide Anacor with a copy of each agreement under which it grants a sublicense under its commercialization rights promptly upon execution thereof, to the extent permitted under the terms of such agreement; provided that [ * ].  If Medicis cannot obtain such right, Medicis shall provide Anacor with a redacted copy of such sublicense agreement, provided that all terms related to

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Medicis’s rights and obligations under this Agreement, including payment obligations to Anacor, may not be redacted.   For each other sublicense agreement, Medicis shall inform Anacor of the identity of such Sublicensee, as well as the term and scope of the sublicense, promptly upon execution of such sublicense agreement.  Medicis shall, in each sublicense agreement, require the Sublicensee to provide the following to Anacor if this Agreement terminates and to Medicis if only such sublicense agreement terminates: (i) the assignment and transfer of ownership and possession of all Regulatory Approvals and other regulatory materials related to a Medicis Development Compound or Product held or possessed by such Sublicensee, and (ii) the assignment of, or a freely sublicensable exclusive license to, all intellectual property Controlled by such Sublicensee that Covers or embodies a Medicis Development Compound or Product and that was created by or on behalf of such Sublicensee during the exercise of its rights or fulfillment of its obligations pursuant to such sublicense agreement.  Upon any termination of this Agreement by Anacor that results in a loss of Medicis’s license under Section 4.3.2 hereunder, the rights of each Sublicensee shall survive such termination, but only if the Sublicensee is in compliance with all terms of the sublicense agreement and cures any breach of this Agreement by Medicis, [ * ].  Each sublicense agreement shall be subject to the applicable terms and conditions of this Agreement and any Third Party licenses sublicensed to the Sublicensee.

4.4                                 Technology Transfer after Medicis’s PoC Option Exercise.  Within [ * ] after Medicis exercises its PoC Option, Anacor and Medicis shall meet to develop a plan for Anacor’s delivery to Medicis, at no cost to Medicis other than for Medicis’s costs and expenses, all Information and material in Anacor’s possession and Control relating to such Medicis Development Compounds, including quality/CMC written final study or Development reports, nonclinical and clinical final study reports, along with all supporting cGLP and cGMP written final reports, and in any event shall use reasonable efforts to provide all such Information as soon as practicable and, unless [ * ], within no more than [ * ] of the exercise of the PoC Option other than for delays due to the request or inability of Medicis to accept or arrange receipt of such Information.  As part of such transfer, Anacor shall provide Medicis with all remaining supplies of Medicis Development Compounds in Anacor’s possession that were manufactured under the Research Plan, at no cost to Medicis, and shall assist Medicis, at Medicis’s reasonable request, in a technology transfer to a Third Party supplier of Medicis Development Compounds to Medicis.  Other than for delays due to the request or inability of Medicis to accept or arrange such transfer, the transfer shall be completed in [ * ] or less.  The Parties shall use reasonable efforts to cooperate to provide Medicis, at no cost to Medicis other than for Medicis’s costs and expenses, with any other Information relating to such Medicis Development Compound as may be Developed or identified by Anacor during the Term, to the extent that Medicis has a license under this Agreement to such Information. In addition, both Parties shall use commercially reasonable efforts with respect to those activities for which it is responsible to reasonably ensure orderly transition and uninterrupted Development of the Medicis Development Compounds and to provide a reasonable amount of technical assistance, subject to Section 3.1.5, in the transfer of the technology.

4.5                                 Third Party Licenses.

4.5.1                                           During the Research Collaboration Term, [ * ] all costs and payments of any kind (including all upfront fees, annual payments, milestone payments and royalty payments) for any license(s) required from a Third Party for (a) use of any Anacor Compounds, in the form provided by Anacor to Medicis, in connection with the Program (each a “Third Party License”), or (b) the use of Anacor’s proprietary technology as contemplated hereunder for the discovery, research, manufacture or use of Anacor Compounds or Targets in connection with the Program in either case prior to expiration of the Research Collaboration Term.  During the Research Collaboration Term, [ * ] satisfying all costs and payments of any kind (including all upfront fees, annual payments, milestone payments and royalty payments) for any license(s) required from a Third Party for the use of any Medicis Compounds in connection with the Program.  In addition, [ * ] all costs

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and payments of any kind (including all upfront fees, annual payments, milestone payments and royalty payments) on account of the use of Anacor Compounds in the form delivered by Anacor to Medicis for any license from a Third Party to Anacor that exists as of the Effective Date.  [ * ]  Notwithstanding anything to the contrary herein, this Section 4.5.1 does not apply to any license from a Third Party to Medicis that exists as of the Effective Date, and [ * ] all costs and payments of any kind thereunder.  For the avoidance of doubt, if Medicis modifies the form of an Anacor Compound in such a way as to necessitate taking an additional license from a Third Party, [ * ] for obtaining and paying for such Third Party license.  However, if Medicis’s modification does not trigger the need for an additional license, the fact of the modification itself shall not relieve [ * ] of its responsibilities pursuant to Sections 4.5.1 and 4.5.2.

4.5.2                                           If Medicis determines that it needs to obtain one or more licenses from one or more Third Parties (other than any license described in Section 4.5.1) to manufacture, have manufactured, import, use, sell, offer for sale, or otherwise commercialize any Medicis Development Compound, Medicis shall inform Anacor.  Medicis shall have the first right to obtain such license(s).  In the event that Medicis decides not to pursue such license(s), Anacor may do so.  To the extent a license obtained by Medicis pursuant to this Section 4.5.2 is a Necessary License, Medicis shall be entitled to the credit set forth in Section 6.4.2(c).  In the event that Anacor obtains such a license, any intellectual property licensed to Anacor under such license shall be deemed to be Collaboration Compound IP Controlled by Anacor or its Affiliates, and all costs and expenses incurred by Anacor under such license(s) shall be [ * ], to the extent attributable to an Anacor Compound in the form delivered by Anacor to Medicis.  Medicis shall be responsible for all costs and expenses incurred by either Party under any license(s) to Third Party intellectual property to the extent attributable to Medicis Compounds (or Collaboration Compounds or Medicis Development Compounds derived therefrom).

4.5.3                                           Except as set forth in Sections 4.5.1 and 4.5.2, Medicis shall be solely responsible for obtaining any licenses from Third Parties that Medicis determines, in its sole discretion, are required in order to lawfully research, Develop, manufacture, and commercialize Medicis Development Compounds and Products in the Field in the Territory.  Medicis shall be solely responsible for any costs associated with such licenses, subject to the royalty adjustment set forth in Section 6.4.2(c), if applicable.

ARTICLE 5

POST-RESEARCH COLLABORATION ACTIVITIES

5.1                                 Medicis Development and Commercialization.  Subject to the continuing obligations of Anacor under Section 2.6.6(d), following exercise of its PoC Option or termination of the Research Collaboration pursuant to Section 2.4.1(c), 12.4.1, 12.5.2, 12.6.3(c) or 13.7, Medicis, either itself or by and through its Affiliates, Sublicensees or contractors, shall be responsible for all Development, manufacturing, marketing, advertising, promotional, launch and sales activities in connection with the marketing of the Medicis Development Compounds and Products containing the same.  Except as set forth in Sections 4.4 and 4.5, all costs associated with such activities shall be borne solely by Medicis.

5.2                                 Medicis Diligence.  Following Medicis’s exercise of its PoC Option or termination of the Research Collaboration pursuant to Section 2.4.1(c), 12.4.1, 12.5.2, 12.6.3(c) or 13.7, Medicis shall use Diligent Efforts to Develop and commercialize (either itself or through Sublicensees) the Medicis Development Compounds into Products throughout the Territory.

5.3                                 Medicis Derivatives Research.  Following Medicis’s exercise of the PoC Option and the expiration or termination of the Research Collaboration Term, or following termination of the Research

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Collaboration pursuant to Section 2.4.1(c), 12.4.1, 12.5.2, 12.6.3(c) or 13.7, Medicis shall have the right during the Term to conduct research in the Field on Medicis Development Compounds, for the sole purpose of identifying compounds in the Field that (a) are based on the same Scaffold as a Medicis Development Compound, and (b) [ * ] (collectively, the “Medicis Research Compounds”), and solely using employees or agents who are under written obligation to assign all rights in inventions made in the course of such research to Medicis; provided that such right to conduct research shall apply only to the PoC Compound until the end of the Back-Up Compound Election Term, after which it shall apply to all Medicis Development Compounds.  On a Calendar Quarterly basis until the end of the Term, Medicis shall disclose to Anacor all Information discovered, developed, invented or created by or on behalf of Medicis in the course of or as a result of conducting such research, including a list of all compounds (including Derivatives).  Under the oversight of the JPS, Medicis shall employ commercially reasonable efforts and cooperate with Anacor in adopting Prosecution and Maintenance strategies for such Medicis Research Compounds that are [ * ].  If Medicis files an application for a Patent that claims the composition of matter of a Medicis Research Compound and subject matter related to Medicis Research Compounds other than the composition of matter of a Medicis Research Compound (a “Mixed Patent”), Medicis shall, upon request by Anacor, employ commercially reasonable efforts to [ * ]. Further, Medicis [ * ] of such Medicis Research Compounds.  Medicis agrees to take all reasonable actions to [ * ] as reasonably requested by Anacor, at Anacor’s reasonable expense.  Prior to Medicis’s commencement of any such research, the Parties shall determine the applicable Scaffolds from which such compounds may be generated.  Subject to the terms and conditions of this Agreement, Anacor hereby grants to Medicis a non-exclusive, worldwide license under the Anacor Exclusively Licensed IP, commencing upon the expiration or termination of the Research Collaboration and continuing for the remainder of the Term, solely to conduct the research described in this Section 5.3.  Any compound resulting from such research that is a Derivative shall be included in the license granted to Medicis in Section 4.3.2(a).

ARTICLE 6

MILESTONES AND ROYALTIES; PAYMENTS

6.1                                 Upfront Payment.  In consideration of Anacor’s willingness to devote its pre-existing know-how  and expertise to the identification and Development of Collaboration Compounds hereunder, Medicis shall pay to Anacor a non-refundable, non-creditable payment of Seven Million Dollars ($7,000,000) within five (5) days after execution of this Agreement.

6.2                                 Development Milestones Payable by Medicis to Anacor.

6.2.1                                           Initial Development Milestones.  Subject to Sections 2.4.1(c), 12.4, and 12.5, during the Term, Medicis shall make the non-refundable, non-creditable milestone payments to Anacor that are set forth below upon occurrence of the corresponding Development milestone event with respect to a Collaboration Compound or Derivative.  If a milestone event occurs and the payment for occurrence of a previous milestone event has not yet been made by Medicis, then payments for both such milestone events shall be paid together.  For the avoidance of doubt, all milestone payments under this Section 6.2.1 shall be due only upon the first (1st) occurrence of the Development milestone event at issue, regardless of whether the Development milestone event may subsequently be met by another Collaboration Compound or Derivative.

Development Milestone Event	Milestone Payment (Million US $)
[ *]	[ *]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Development Milestone Event	Milestone Payment (Million US $)
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

6.2.2                                           Back-Up Compound Milestones.  Subject to Sections 2.4.1(c), 12.4, and 12.5, during the Term, Medicis shall make the following additional non-refundable, non-creditable milestone payments to Anacor that are set forth below upon occurrence of the corresponding Development milestone event with respect to the Lead Back-Up Compound or other Back-Up Compound as designated by Medicis pursuant to Section 2.6.6(d).  If a milestone event occurs with respect to a Lead Back-Up Compound or other Back-Up Compound and the payment for occurrence of a previous milestone event for such Lead Back-Up Compound or other Back-Up Compound has not yet been made by Medicis, then payments for both such milestone events shall be paid together.  If Medicis substitutes a Lead Back-Up Compound or other Back-Up Compound for a Provisional Back-Up Compound, Lead Back-Up Compound or other Back-Up Compound, Medicis shall make each applicable payment below for each such substituted compound.  For clarity, the maximum amount payable under this Section 6.2.2 is [ * ] (including a maximum of one payment for milestone #3).

Development Milestone Event	Milestone Payment (Million US $)
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

6.3                                 Sales Milestones Payable by Medicis to Anacor.  Subject to Sections 2.4.1(c), 12.4, and 12.5, during the Term, Medicis shall also make the non-refundable, non-creditable milestone payments to Anacor that are set forth below upon occurrence of the corresponding sales milestone event with respect to all Products (cumulatively).  For the avoidance of doubt, such milestone payments shall be due only upon the first (1st) occurrence of the sales milestone event at issue, regardless of whether the sales milestone event may subsequently be met.

Sales Milestone Event	Milestone Payments (Million US $)
[ * ]	[ * ]
[ * ]	[ * ]

6.4                                 Royalties.

6.4.1                                           Incremental Royalty.  Subject to the terms of this Article 6 and Sections 2.4.1(c), 12.4, and 12.5, during the Term, Medicis shall pay to Anacor an incremental royalty equaling a percentage of aggregate Annual Net Sales by Medicis and its Affiliates and Sublicensees to Third Parties in the Territory.  Such royalty shall be calculated at the rates as set forth in the table below; provided, however, that in the case of transfers or sales of any Product between Medicis and an Affiliate or Sublicensee of Medicis, a royalty shall not be payable.  For clarity, the royalty rates set forth in this Section are incremental rates that apply only for the

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respective increment of Annual Net Sales described.  Accordingly, once a total Net Sales figure is achieved for the year, the royalties owed on any lower-tier portion of Annual Net Sales are not adjusted to the higher rate.  For example, if total Net Sales in the Territory for 2011 is [ * ], Medicis would pay to Anacor a royalty for 2011 in [ * ] as follows:  [ * ].

Annual Net Sales (Million US $)	Royalty Rate
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

6.4.2                                           Royalty Adjustments.

(a)                                  Know-How Royalty.  If, on a country-by-country and Product-by-Product basis, there is (a) no Valid Claim of an issued Patent [ * ] (or, solely in the case of Medicis Compounds, [ * ]) that in either case claims or Covers [ * ] the Medicis Development Compound or Derivative included in such Product, either at the time of First Commercial Sale or anytime thereafter, and (b) no Regulatory Exclusivity for such Product, then Medicis shall have no obligation to pay to Anacor royalties on Net Sales of such Product in such country at the royalty rates set forth in Section 6.4.1; provided, however, that if [ * ], then Medicis shall pay Anacor a know-how royalty on a country-by-country and Product-by-Product basis on Net Sales of such Product in such country at a royalty rate of [ * ] of those set forth in Section 6.4.1 above; and provided further that in no case shall Medicis be obligated to pay a know-how royalty to Anacor after [ * ] following the date of First Commercial Sale.  Following issuance of [ * ], Medicis shall pay royalties for the applicable Product and country under Section 6.4.1.

(b)                                 Royalty Reduction for Competition.  If at any such time that a Generic Product having the same or substantially the same active ingredient as a Product incorporating a Medicis Development Compound enters the market in a given country, and such Generic Product(s) accounts for [ * ] of Product and all Generic Products in the given country in any given Calendar Quarter according to data published by IMS Health Inc. (or any similar Person mutually agreed by the Parties), the royalty rates payable pursuant to this Section 6.4 for such Calendar Quarter shall be [ * ].

(c)                                  Necessary Licenses.  If any intellectual property rights of a Third Party should exist in any country during the Term Covering the composition of matter or manufacture of a Medicis Development Compound that was an Anacor Compound, or the use of a Medicis Development Compound that was an Anacor Compound in the Field, and Medicis determines in good faith and [ * ] such Medicis Development Compound without obtaining a royalty-bearing license from such Third Party under such intellectual property in a particular country (a “Necessary License”), then Medicis shall be entitled to a credit, against any royalty payments due to Anacor upon sales of a Product containing such Medicis Development Compound in such country, in an amount totaling [ * ] by Medicis to such Third Party for acquiring such Necessary License in such country, provided that in no event shall the royalty payment due to Anacor upon sales of such Product in any Calendar Quarter be [ * ] of the amount otherwise due under Sections 6.4.1 or 6.4.2, as applicable.

(d)                                 Combination Product.  In the event a royalty under Section 6.4.1 is due on Net Sales of a Product that is in the form of a Combination Product, the Net Sales of the Combination Product in a country shall be adjusted by multiplying the Net Sales of the Combination Product calculated in accordance

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with Section 1.1.91 by a fraction A/(A+B) where A is the established market price in such country of the Combination Product without the Other Active Ingredient(s), and B is the established market price in such country of a product containing only the Other Active Ingredient(s).  If the market price for the Other Active Ingredient(s) is not established, then the Parties shall estimate the market price for such Other Active Ingredient(s) by subtracting from the Net Sales of the Combination Product (as determined without reference to this paragraph) [ * ].  However, in case that any Other Active Ingredient that is not sold separately is [ * ] in the country of sale, the [ * ].

6.4.3                                           Royalty Term.  The royalties due under Section 6.4.1 with respect to a Product, even if reduced as provided herein, shall commence upon the First Commercial Sale of such Product in a particular country in the Territory and will expire on the later of (a) expiration on a country-by-country basis of the last to expire Valid Claim of an issued Patent [ * ] (or, solely in the case of Medicis Compounds, [ * ]) claiming or Covering [ * ] the Medicis Development Compound or Derivative included in such Product or (b) expiration on a country-by-country basis of Regulatory Exclusivity for such Product, or in the case of Products containing only unpatented technology, [ * ] from First Commercial Sale of such Product.  The period during which Medicis is paying any royalty to Anacor as provided in this Section 6.4 is referred to in this Agreement as the “Royalty Term”.  Following the expiration of the Royalty Term, the license granted pursuant to Section 4.3.2 (or Section 2.4.1(c)) shall be fully paid.

6.5                                 Non-Royalty Payments.  Medicis shall pay to Anacor [ * ] of any non-royalty payments received from Sublicensees, including upfront payments, development and regulatory milestones and sales milestones (excluding, in any event, payments that are reimbursements for research and Development activities or fees for data or services provided by Medicis).

6.6                                 Reports and Payment of Milestones.  Medicis shall notify Anacor in writing promptly, but in no event later than [ * ], after the achievement of milestone [ * ] and milestone [ * ].  Medicis shall notify Anacor in writing promptly, but in no event later than [ * ], after the achievement of [ * ] milestone [ * ].  Medicis shall pay the appropriate milestone payments due for exercising the [ * ] as set forth in Section 6.2 within [ * ] after notifying Anacor that it has exercised [ * ], as provided in Section 4.2.1(a).  For all milestone payments other than for PoC Option exercise, Medicis shall pay the milestone payment due within [ * ] after receipt of an invoice therefor from Anacor following the achievement of the corresponding milestone event.

6.7                                 Reports; Royalty and Non-Royalty Payments.  Until the expiration of Medicis’s royalty obligations under this Article 6 and non-royalty payment obligations under Section 6.5, Medicis agrees to make written reports to Anacor within [ * ] covering all sales of Products in the Territory by Medicis, its Affiliates and Sublicensees for which invoices were sent during such Calendar Quarter and all payments from Sublicensees subject to Section 6.5, each such written report in reasonable detail as available to Medicis stating for the applicable period:  (a) the total Net Sales for each Product (including an itemization of the deductions applied to such gross sales to derive such Net Sales); (b) a calculation of the amount of royalty payment due on such Net Sales pursuant to Article 6; and (c) the total amounts received under Section 6.5 from each Sublicensee and the applicable milestone event.  The Information contained in each report under this Section 6.7 shall be considered Confidential Information of Medicis.  Concurrent with the delivery of each such report, Medicis shall make the royalty payment due to Anacor under Section 6.4 and the non-royalty payment due to Anacor under Section 6.5 for the Calendar Quarter covered by such report.

6.8                                 Methods of Payments.  All payments due from Medicis to Anacor under this Agreement shall be paid in Dollars by wire transfer to a bank in the United States designated in writing by Anacor.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.9                                 Accounting.  Medicis agrees to keep full, clear and accurate records as required by applicable laws, but in no event for less than [ * ] after the relevant payment is owed pursuant to this Agreement, setting forth the sales and other disposition of Product sold or otherwise disposed of, and amounts received from Sublicensees, in sufficient detail to enable royalties and compensation payable to Anacor hereunder to be determined.  Medicis further agrees, upon not less than [ * ] prior written notice, to permit the books and records relating to such [ * ] period to be examined by an independent accounting firm selected by Anacor and reasonably acceptable to Medicis for the purpose of verifying reports provided by Medicis under Section 6.7.  Such audit shall not be performed more frequently than [ * ] per calendar year and shall be conducted under appropriate confidentiality provisions, for the sole purpose of verifying the accuracy and completeness of all financial, accounting and numerical Information and calculations provided under this Agreement.  Such examination is to be made at the expense of Anacor, except in the event that the results of the audit reveal an underpayment of royalties, milestone payments, or other payments to Anacor under this Agreement of [ * ] or more over the period being audited, in which case reasonable audit fees for such examination shall be paid by Medicis.  When calculating Net Sales, the amount of such sales in foreign currencies shall be converted into Dollars using the standard methodologies employed by Medicis for consolidation purposes, or if such methodologies do not exist, based upon the daily average of the calendar quarter for which such Net Sales are calculated, as published by the Financial Times or The Wall Street Journal.  Medicis shall provide reasonable documentation of the calculation and reconciliation of the conversion figures on a country-by-country basis as part of its report of Net Sales for the period covered under the report.  All amounts payable by Medicis hereunder shall become final and not subject to further challenge except to the extent subject to an audit initiated by Anacor within [ * ] of the due date of the relevant payment.

6.10                           Taxes.  If a law or regulation of any country of the Territory requires withholding of taxes of any type, levies or other charges with respect to any amounts payable hereunder to Anacor, Medicis shall promptly pay such tax, levy, or charge for and on behalf of Anacor to the proper governmental authority, and shall furnish Anacor with documentation of such payment.  Medicis shall have the right to deduct any such tax, levy or charge actually paid from payment due Anacor or be promptly reimbursed by Anacor if no further payments are due Anacor.  Medicis agrees to assist Anacor in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.  The recipient of any transfer under this Agreement of Patents, Information, Collaboration Compounds, or Products, as the case may be, shall be solely responsible for any sales, use, value added, excise or other taxes applicable to such transfer.

6.11                           Late Payments.  Any amount owed by Medicis to Anacor under this Agreement that is not paid within the applicable time period set forth herein shall accrue interest at the rate of [ * ] above the then-applicable prime commercial lending rate of Citibank, N.A., San Francisco, California, or, if lower, the highest rate permitted under applicable law.

ARTICLE 7

EXCLUSIVITY

7.1                                 Anacor Exclusivity Obligation.  Subject to Sections 7.3, 12.5.2, 12.6.2(c), and 12.6.4(b)(i), for eleven (11) years from the Effective Date, except pursuant to this Agreement, Anacor shall not, either alone or with or for any Third Party, conduct any research, Development, manufacturing, or commercialization activities with respect to any small molecule compound [ * ].  The obligation set forth in this Section 7.1 shall survive termination of this Agreement by Medicis under Section 12.6.3.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.2                                 Medicis Exclusivity Obligation.  Subject to Sections 7.3, 12.5.2, 12.6.2(c), and 12.6.3(b)(ii), for nine (9) years from the Effective Date, except pursuant to this Agreement, Medicis shall not, either alone or with or for any Third Party, research, Develop, manufacture, or commercialize any small molecule compound [ * ], and that either (a) contains boron or [ * ]; provided, however, that the foregoing exclusivity obligation will expire on the fourth (4th) anniversary of the Effective Date if [ * ] by such date.

7.3                                 Exceptions.  Notwithstanding the foregoing in this Article 7, the Parties shall have the right, either alone or with or for a Third Party, to conduct research with any target that, at the time such Party initiates research on such target, is not the Target or an Additional Target.

ARTICLE 8

INTELLECTUAL PROPERTY RIGHTS

8.1                                 Ownership.

8.1.1                                           Solely-Owned Intellectual Property.  Anacor shall retain all of its rights, title and interest in and to the Anacor IP, and Medicis shall retain all of its rights, title and interest in and to the Medicis IP, except to the extent that any rights, licenses or assignments are expressly granted by one Party to the other Party under this Agreement.

8.1.2                                           Collaboration Compound IP, Medicis Development Compound IP and Other Information.

(a)                                  Medicis shall be the sole owner of any Collaboration Compound IP, Medicis Development Compound IP or other Information discovered, developed, invented or created solely by or on behalf of Medicis personnel, and Medicis shall retain all of its rights, title and interest thereto, except to the extent that any rights, licenses or assignments are expressly granted thereunder by Medicis to Anacor under this Agreement;

(b)                                 Anacor shall be the sole owner of any Collaboration Compound IP, Medicis Development Compound IP, or other Information discovered, developed, invented or created solely by or on behalf of Anacor personnel, and Anacor shall retain all of its rights, title and interest thereto, except to the extent that any rights, licenses or assignments are expressly granted thereunder by Anacor to Medicis under this Agreement; and

(c)                                  Any Collaboration Compound IP, Medicis Development Compound IP or other Information that is discovered, developed, invented or created jointly by or on behalf of Medicis and Anacor shall be owned jointly by Medicis and Anacor, and all rights, title and interest thereto shall be jointly owned by the Parties, except to the extent that any exclusive rights, licenses or assignments are expressly granted to a Party under this Agreement.

Notwithstanding the foregoing, Anacor shall be the sole owner of any Information [ * ], and Medicis shall be the sole owner of any Information [ * ].  Each Party hereby assigns to the other Party such of its right, title and interest in and to such Information as is necessary to effect the ownership set forth in the preceding sentence, and agrees to take all reasonable actions to evidence such assignment as reasonably requested by the other Party, at such other Party’s reasonable expense.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Except as expressly provided in this Agreement, neither Party shall have any obligation to account to the other for profits, or to obtain any consent of the other Party to license or exploit patented jointly-owned subject matter, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

8.2                                 Prosecution and Maintenance of Patents.

8.2.1                                           Responsibility for Prosecution and Maintenance of Patents.  Subject to Section 8.2.2, during the Term, Medicis will be responsible for Prosecution and Maintenance of all solely-owned Patents included in the Medicis IP, Anacor will be responsible for Prosecution and Maintenance of all Collaboration Compound Patents jointly owned by Medicis and Anacor, and Anacor will be responsible for Prosecution and Maintenance of all other Patents included in the Anacor IP.  Anacor will employ commercially reasonable efforts and cooperate with Medicis in adopting Prosecution and Maintenance strategies for Anacor-owned or jointly-owned Patents Prosecuted and Maintained by Anacor hereunder that are designed to separate, as much as possible without substantively jeopardizing its other rights in Anacor-owned Patents, Patents that claim Medicis Development Compounds from Patents that either do not claim or claim, but not specifically, Medicis Development Compounds.  In the event of termination of this Agreement for material breach of either Party or by Medicis for convenience, Anacor shall be solely responsible for Prosecuting and Maintaining all jointly owned Patents.

8.2.2                                           Prosecution Standards and Cooperation - Generally.

(a)                                  The Party responsible for Prosecution and Maintenance of any Patents (the “Prosecuting Party”) shall use Diligent Efforts to obtain a reasonable scope of protection and issued claims as free of invalidity or unenforceability risks as commercially reasonable for Collaboration Compounds prior to the expiration or Medicis’s exercise of the PoC Option or termination of the Research Collaboration Term under Section 2.4.1(c), 12.4.1, 12.5.2, 12.6.3(c) or 13.7, and for Medicis Development Compounds thereafter, using in-house or external counsel of its own choice, but reasonably acceptable to the other Party.  For the avoidance of doubt, there shall be no attorney-client relationship between such other Party and the in-house or external counsel selected by the Party responsible for such Prosecution and Maintenance.

(b)                                 Each Party agrees that in connection with its Prosecution and Maintenance of Patents hereunder, it shall comply with all applicable rules and standards of the United States Patent and Trademark Office and equivalent offices in foreign jurisdictions.  Each Party shall keep the other Party informed as to material developments with respect to the Prosecution and Maintenance of all Patents directed to a Collaboration Compound, including by promptly providing complete copies of all office actions or any other substantive documents that such Party receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and by providing the other Party the timely opportunity to consider and provide reasonable input into the strategic aspects of such Prosecution and Maintenance, including having the opportunity to (i) attend any proposed interviews, oral arguments or other proceedings regarding such Patents and (ii) consider any proposed filings and substantive submissions in any Patent and to comment thereon, which comments shall, if timely and reasonably provided, be considered, and, unless the Party responsible for such Prosecution and Maintenance reasonably believes that such comments are not in furtherance of the aims of this Agreement or are not otherwise reasonable, acted on in good faith by such responsible Party.  Should the Parties fail to agree on the ownership or Prosecution and Maintenance of any Patents directed to a Collaboration Compound, or if any Party believes that the other Party proposes taking an action that is likely to adversely affect its rights under this Agreement or with respect to the Anacor Patents, the matter will be presented to the JPS for resolution in accordance with Section 3.2.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)                                  If Medicis is not satisfied with counsel used by Anacor with respect to Patents that claim Medicis Development Compounds, Medicis has the right to request that Anacor transfer responsibility for Prosecution and Maintenance of such Anacor Patents to counsel appointed by Medicis and reasonably acceptable to Anacor, which request will not be unreasonably denied by Anacor.  If Prosecution and Maintenance of any Anacor Patent transferred to new counsel at Medicis’s request affects Anacor’s rights or those of a Third Party licensee of the Anacor Patents, Medicis will consult with Anacor in accordance with Section 8.2.2(b) before making any decision relevant to the Prosecution and Maintenance of such Anacor Patent, and such consultation will be concluded in a timely manner so as not to adversely affect the rights of any Party under the Anacor Patents.  If Medicis and Anacor are unable to agree on Prosecution and Maintenance of such Anacor Patents, the matter will be decided by the JPS in accordance with Section 3.2.  Requests by Medicis that, in the judgment of Anacor, will adversely affect the existing Third Party rights will be referred to the JPS for resolution in accordance with Section 3.2.

(d)                                 Notwithstanding anything to the contrary in this Article 8, after Medicis’s exercise of the PoC Option or termination of the Research Collaboration Term under Section 2.4.1(c), 12.4.1, 12.5.2, 12.6.3(c) or 13.7, Medicis’s rights and Anacor’s obligations under this Article 8 with respect to Prosecution and Maintenance and enforcement of any Patents in the Anacor IP shall apply only to Patents in the Anacor Exclusively Licensed IP.  In light of the likelihood for future changes in the U.S.  Patent system and future changes to the European Patent Convention (EPC) (collectively, “New Rules”), the Parties will come to an agreement on filing strategy in view of any New Rules.

(e)                                  Medicis and Anacor have a common legal interest in the Prosecution and Maintenance of Patents included in the Anacor IP and Medicis IP.  The parties hereby acknowledge and agree that the provision to, receipt by, retention, permitted use or sharing between the Parties (for common legal interest purposes or otherwise) of Confidential Information relating to those Patents shall not diminish the confidentiality of such Confidential Information, but shall be subject to all privileges under applicable laws, including any attorney-client privilege, attorney work product doctrine, legal advice privilege and litigation privilege or any other privilege, doctrine or protection applicable to the Confidential Information, and shall not be deemed to be a waiver of any such privileges, applicable laws or doctrines, all of which are expressly preserved.  Each Party shall remain entitled to such protection under the common interest doctrine.

8.2.3                                           Anacor Patents Licensed to Third Parties.  In recognition that one or more of the Anacor Patents is or may be licensed to one or more Third Parties, as described in Section 8.5, during the Term, Anacor shall use commercially reasonable efforts to work in consultation with Medicis to Prosecute and Maintain its Anacor Patents in a manner that reasonably separates (a) the compounds and related rights licensed to such Third Parties from (b) those Collaboration Compounds and Medicis Development Compounds and related rights licensed or to be licensed (pursuant to the PoC Option) to Medicis as contemplated by this Agreement.  Such consultation with Medicis shall be done in a manner allowing a reasonable opportunity by Medicis and Anacor to provide input in view of the New Rules, and each Party agrees to give such input due consideration.  Input shall be provided and consideration undertaken and concluded in a timely manner so as not to jeopardize the pendency of the application under review or otherwise negatively affect or limit the rights of Anacor, Medicis or any Third Party licensee of Anacor IP.  Should the Parties fail to agree on any matter in this Section, such matter will be presented to the JPS for resolution in accordance with Section 3.2.

8.2.4                                           Target IP.  Anacor shall use commercially reasonable efforts to work in consultation with Medicis to Prosecute and Maintain its Anacor Target Patents, and Medicis shall use commercially reasonable efforts to work in consultation with Anacor to Prosecute and Maintain its Medicis Target Patents; provided, however, that neither Party shall be required to disclose any Confidential Information that is not

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

specific to the Research Collaboration.  Input shall be provided and consideration undertaken and concluded by the Parties in a timely manner so as not to jeopardize the pendency of the application under review or otherwise negatively affect or limit the rights of any Party hereto.  Should the Parties fail to agree on any matter in this Section, such matter will be presented to the JPS for resolution in accordance with Section 3.2.

8.2.5                                           Prosecution Lapse.  If, during the Term, the Party responsible for Prosecuting and Maintaining a Patent in the Anacor Patents or Collaboration Compound IP intends to allow such Patent to lapse or become abandoned without having first filed a continuation, divisional, or substitute, the Prosecuting Party shall notify the other Party of such intention at least [ * ] prior to the date upon which such Patent shall lapse or become abandoned, and such other Party shall thereupon have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice; provided, however, that after Medicis’s exercise of the PoC Option or termination of the Research Collaboration Term, the foregoing obligation shall apply to Anacor only with respect to Patents in the Anacor Exclusively Licensed IP.

8.2.6                                           Cooperation in Prosecution and Extensions.  Each Party shall provide the other Party all reasonable assistance and cooperation in the Prosecution and Maintenance efforts provided above in this Section 8.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution and Maintenance.  Each Party shall consult with the other Party before applying for or obtaining any patent term extension or related extension of rights, including supplementary protection certificates and similar rights for any Collaboration Compound Patents or Medicis Development Compound Patents.  Neither Party shall proceed with such an extension until the Parties have agreed to a strategy therefor, with any disagreements on such strategy to be resolved by the JPS; provided that Medicis shall have the right to decide any matter related to patent term extension of a Collaboration Compound Patent or Medicis Development Compound Patent that claims Medicis Development Compounds.  Each Party shall provide reasonable assistance to the other Party in connection with obtaining any such extensions consistent with such strategy.

8.3                                 Patent Costs.

8.3.1                                           Collaboration Compound Patents.  Except as provided in Section 8.3.3, each Party shall be responsible for Patent Costs associated with the Prosecution and Maintenance of any Collaboration Compound Patents that it is responsible for Prosecuting and Maintaining.

8.3.2                                           Existing Anacor IP and Medicis IP.  Except as provided in Section 8.3.3, Anacor shall be responsible for [ * ] of the Patent Costs [ * ].  Medicis shall be responsible for [ * ] of the Patent Costs [ * ].

8.3.3                                           Patent Costs Following Medicis’s Exercise of the PoC Option.  Notwithstanding the foregoing in this Section 8.3, following Medicis’s exercise of its PoC Option or termination of the Research Collaboration Term pursuant to Section 2.4.1(c), 12.4.1, 12.5.2, 12.6.3(c) or 13.7, Medicis, following receipt of invoice from Anacor, shall reimburse Anacor [ * ].  Patent Costs charged to Medicis associated with the Prosecution and Maintenance of an Anacor Patent that is also licensed to one or more Third Parties shall be limited to [ * ].  All such reimbursements shall be limited to those expenses [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.4                                 Enforcement of Anacor or Medicis Intellectual Property Rights.

8.4.1                                           Duty To Notify Of Competitive Infringement.  If any Party learns of an infringement, unauthorized use, misappropriation or other such activity, or any threat thereof, by a Third Party with respect to any Anacor IP, by the making, use, sale, offer for sale or export of [ * ] that is identical or substantially similar to a Collaboration Compound (“Competitive Infringement”), such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Competitive Infringement.

8.4.2                                           Prior To Exercise Of PoC Option.  Prior to Medicis’s exercise of its PoC Option, with respect to any Competitive Infringement, Anacor shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect thereto by counsel of its own choice, and Medicis shall have the right, at its own expense, to be represented in that action by counsel of its own choice.  If Anacor fails to bring any such action or proceeding within a period of [ * ] after first being notified (or notifying Medicis) of such Competitive Infringement, so long as [ * ], then Medicis shall have the right, but not the obligation, to bring and control any such action by counsel of its own choice, and Anacor shall have the right to be represented in any such action by counsel of its own choice at its own expense.

8.4.3                                           Following Exercise Of PoC Option.  Following Medicis’s exercise of its PoC Option or termination of the Research Collaboration Term under Section 2.4.1(c), 12.4.1, 12.5.2, 12.6.3(c) or 13.7, with respect to any Competitive Infringement, but only with respect to a Medicis Development Compound, Medicis shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect thereto by counsel of its own choice, and Anacor shall have the right, at its own expense, to be represented in that action by counsel of its own choice.  If Medicis fails to bring any such action or proceeding within a period of [ * ] after first being notified (or notifying Anacor) of such Competitive Infringement, so long as [ * ], Anacor shall have the right, but not the obligation, to bring and control any such action by counsel of its own choice, and Medicis shall have the right to be represented in any such action by counsel of its own choice at its own expense.

8.4.4                                           Recoveries.  If one Party brings any such action or proceeding in accordance with this Section 8.4, the second Party agrees to be joined as a party plaintiff where necessary, at the first Party’s expense, waives any objection which it may have pertaining to improper venue or forum non conveniens and shall give the first Party reasonable assistance and authority to file and prosecute the suit.  The costs and expenses of the Party bringing suit under this Section 8.4 shall be borne by such Party, and any damages or other monetary awards recovered shall be first applied to repay the reasonable expenses of the Parties in connection with the suit, and any excess shall be allocated [ * ] to the Party bringing the suit and [ * ] to the other Party.  A settlement or consent judgment or other voluntary final disposition of a suit under this Section 8.4 may be entered into without the consent of the Party not bringing the suit; provided that such settlement, consent judgment or other disposition does not admit the invalidity or unenforceability of the relevant Patent in the Anacor Patents, Anacor Target Patents, Medicis Patents, Medicis Target Patents, Collaboration Compound IP or Medicis Development Compound IP and, provided further, that any rights granted under the relevant Patent to continue the infringing activity in such settlement, consent judgment or other disposition shall be limited to those rights that the granting Party otherwise has the right to grant.

8.4.5                                           Other Infringement.  Subject to Sections 8.4.1 through 8.4.4 above, with respect to the infringement of jointly owned Collaboration Compound IP which is not a Competitive Infringement, each Party may proceed in such manner as the law permits.  Each Party shall bear its own expenses, and any recovery obtained by either Party may be retained by such Party unless otherwise agreed.  In addition, Anacor shall retain all rights to pursue an infringement of any Patent solely owned by Anacor that is other than a Competitive Infringement, and Medicis shall retain all rights to pursue an infringement of any Patent solely owned by Medicis that is other than a Competitive Infringement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.4.6              35 U.S.C. § 271(e)(2) Infringement.  Notwithstanding anything to the contrary in this Section 8.4, for infringement under 35 U.S.C. § 271(e)(2) where Medicis has exercised its PoC Option, and where Medicis is the holder of the applicable NDA, and for so long as Medicis maintains or retains its exclusive license under such PoC Option, Medicis has the sole right to initiate legal action to enforce all Anacor IP licensed to it pursuant to Section 4.3.2 against infringement, unauthorized use, misappropriation, or other such activity, or any threat thereof, by Third Parties or defend any declaratory judgment action relating thereto or alleging the invalidity, unenforceability, or ownership of such Anacor IP at its sole expense.

8.5           Other Agreement(s).  Medicis’s rights under this Article 8 with respect to any Anacor Patents or Collaboration Compound Patents shall be subject to the rights that one or more Third Parties may have, or the obligations that Anacor may have, in each case to file, prosecute, maintain, or enforce such Patents under the agreement(s) listed in Exhibit 4.

ARTICLE 9

CONFIDENTIALITY

9.1           Confidentiality; Exceptions.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party, its Affiliates, and their respective employees, representatives, agents, consultants and Sublicensees, collectively (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information or other confidential and proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party or its Affiliates or their respective employees, representatives, agents, consultants or Sublicensees (the “Disclosing Party”) or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement including trade secrets, know-how, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to a Party’s or its Affiliate’s past, present and future marketing, financial, and research and Development activities of any product or potential product or useful technology of the Disclosing Party and the pricing thereof (collectively, “Confidential Information”), except to the extent that it can be established by the Receiving Party that such Confidential Information:

9.1.1              was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to, or learned by, the Receiving Party, or was otherwise developed independently by the Receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

9.1.2              was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

9.1.3              became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

9.1.4              was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such Information to others.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.2           Authorized Use and Disclosure.

9.2.1              General.  Except as expressly provided otherwise in this Agreement, a Receiving Party may use and disclose Confidential Information of the Disclosing Party as follows: (a) under appropriate confidentiality provisions similar to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement (including the rights to commercialize Products and to grant licenses and sublicenses hereunder); or (b) to the extent such disclosure is reasonably necessary in filing, prosecuting, maintaining, defending, or enforcing Patents, copyright and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations, obtaining Regulatory Approval, conducting pre-clinical activities or clinical trials, marketing Products, or otherwise required by law; provided, however, that if a Receiving Party is required by law or regulation to make any such disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the Disclosing Party of such disclosure requirement and, except to the extent inappropriate in the case of Patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; or (c) in communication with employees, representatives, Affiliates, Sublicensees, investors, consultants, advisors or others on a need to know basis, in each case under appropriate confidentiality provisions or legal obligations at least as stringent as those of this Agreement; or (d) to the extent mutually agreed to in writing by the Parties.

9.2.2              Post-PoC.  For the avoidance of doubt, following Medicis’s exercise of the PoC Option, Medicis may use and disclose any Confidential Information provided to it by Anacor prior to exercise of the PoC Option, to the extent such information relates directly to the Medicis Development Compound(s) identified pursuant to Section 4.2.1(a), to the extent such use or disclosure is in connection with Medicis’s exercise of its rights or performance of its obligations hereunder.

9.3           Press Release; Disclosure of Agreement.  Anacor shall have the right to make an 8-K filing with the Securities and Exchange Commission substantially in the form attached as Exhibit 7 on or after the Effective Date.  Anacor shall have the right to make a public announcement of the execution of this Agreement substantially in the form of the press release attached as Exhibit 8 on or after the Effective Date.  Neither Party shall be free to issue any other press release or other public disclosure regarding the Agreement or the Parties’ activities hereunder, or any results or data arising hereunder, except with the other Party’s prior written consent, or except as necessary to comply with all applicable national securities exchange listing requirements or laws, rules or regulations.  The Parties agree to consult with each other reasonably and in good faith, and each Party shall reasonably consider the other Party’s comments, with respect to the text and timing of any such press releases or other public disclosure prior to the issuance thereof.  Except as otherwise permitted in accordance with this Section 9.3, neither Party shall make any public announcements concerning this Agreement or the subject matter hereof without the prior written consent of the other.  The principles to be observed by Anacor and Medicis in any such permitted public disclosures with respect to this Agreement shall be: accuracy and completeness, the requirements of confidentiality under this Article 9, and the normal business practice in the pharmaceutical and biotechnology industries for disclosures by companies comparable to Anacor and Medicis.  Notwithstanding the foregoing, to the extent Information regarding this Agreement has already been publicly disclosed other than through any act or omission of a Party in breach of this Agreement, either Party may subsequently disclose the same Information to the public without the consent of the other Party.  Each Party shall be permitted to disclose the terms of this Agreement, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement, to any actual or potential acquirers, merger partners, and professional advisors.  Each Party shall give the other Party a reasonable opportunity to review all filings with the United States Securities and Exchange Commission describing the terms of this Agreement

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

prior to submission of such filings, and shall consider any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

9.4           Termination of Prior Agreements.  This Agreement supersedes the confidentiality obligations set forth in the [ * ] (the “Term Sheet”) and the [ * ] (the “Non-Disclosure Agreement”).  The Term Sheet and the Non-Disclosure Agreement and all Information exchanged between the Parties in connection therewith shall be deemed Confidential Information hereunder and shall be subject to the terms of this Article 9.

9.5           Remedies.  Each Party shall be entitled to seek, in addition to any other right or remedy it may have, at law or in equity, a temporary injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Article 9.

9.6           Publications.  Except as provided in this Agreement, during the Term, neither Party or its Affiliates shall publish or publicly disclose the results of any of the research or Development activities conducted under this Agreement, without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that after Medicis’s exercise of the PoC Option, the foregoing shall not apply to Medicis for results that relate directly to any Medicis Development Compounds.  It shall be deemed reasonable for either Party to withhold consent hereunder to prevent the disclosure of such Party’s independently developed trade secrets or other confidential information of such Party.  Each Party shall provide to the other Party at its earliest practical opportunity any proposed abstracts, manuscripts or summaries of presentations that cover the results of research or Development activities under this Agreement, for review and comment as to matters relating to Patents and Confidential Information.  The non-submitting Party shall respond in writing promptly and in no event later than [ * ] after receipt of the proposed material, or within such reasonably shorter period as is required (and promptly communicated to the non-submitting) by the relevant publication deadline, with comments on the proposed material or a specific statement of concern, based upon the need either to seek patent protection or to delete Confidential Information.  In the event of concern, the submitting Party agrees not to submit such publication or to make such presentation that contains such information until the other Party is given a reasonable period of time (not to exceed [ * ] to seek patent protection for any material in such publication or presentation which it believes is patentable or to resolve any other issues.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1         Representations and Warranties of Both Parties.  Each Party hereby represents, warrants, and covenants to the other Party, as of the Effective Date, that:

10.1.1            such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

10.1.2            such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

10.1.3            this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.1.4            the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

10.1.5            no government authorization, consent, approval, license or exemption of with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required to obtain HSR clearance; and

10.1.6            it has not employed and in the future will not employ (and, to the best of its knowledge without further duty of inquiry, has not used a contractor or consultant that has employed or in the future will employ) any Person debarred by the FDA (or subject to a similar sanction of EMA or other regulatory agency), or, to the best of its knowledge without further duty of inquiry, any Person which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or other regulatory agency), in the conduct of the nonclinical activities or clinical studies of Collaboration Compounds and its activities under the Research Collaboration.

10.2         Deficit Reduction Act Compliance Policy.  In accordance with Section 6032 of the Deficit Reduction Act of 2005, Pub.  Law No.  109-171, Medicis has adopted a policy, entitled “Medicis Employee Education Policy Concerning the Prevention and Detection of Fraud, Waste, and Abuse in Government Health Care Programs:  Compliance Policy Pursuant to the Deficit Reduction Act of 2005” (hereinafter “Medicis’s Deficit Reduction Act Compliance Policy”), which establishes a written protocol for educating all employees (including management) of Medicis, and any contractors or agents who may on behalf of Medicis furnish or authorize the furnishing of Medicaid health care items or services, perform billing or coding functions, or become involved in monitoring any health care provided by Medicis (hereinafter “Applicable Agents”), about Medicis’s internal policies and procedures as well as various federal and state statutes and administrative remedies related to detecting and preventing fraud, waste, and abuse in government health care programs.  It is a condition of this Agreement that throughout the Term Anacor comply with the Deficit Reduction Act and Medicis’s Deficit Reduction Act Compliance Policy, and that Anacor provide the educational Information required under the Deficit Reduction Act to all employees who bear any responsibility in the performance of this Agreement.  A copy of Medicis’s Deficit Reduction Act Compliance Policy, as well as an addendum entitled “Federal and State Statutes and Administrative Remedies Related to Preventing and Detecting Fraud, Waste, and Abuse in Government Health Care Programs,” is available at [ * ] and is incorporated herein by reference.  Medicis will notify Anacor of any update to Medicis’s Deficit Reduction Act Compliance Policy within [ * ] of the date in which such policy is updated.  Anacor represents and warrants that, in the course of performing the Services described in this Agreement throughout the Term, it will comply with the Deficit Reduction Act and Medicis’s Deficit Reduction Act Compliance Policy.  Medicis represents and warrants to Anacor that it will comply with the Deficit Reduction Act and Medicis’s Deficit Reduction Act Compliance Policy throughout the Term.

10.3         Representations and Warranties of Anacor.  Anacor hereby represents, warrants, and covenants to Medicis, as of the Effective Date, that:

10.3.1            To the best of its knowledge, Anacor is the owner of, or has a license to, make, use, sell or offer for sale each Anacor Compound, in the form provided to Medicis, including the compounds [ * ];

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.3.2            To the best of its knowledge, Anacor has the right to grant all rights, licenses and assignments it purports to grant to Medicis under this Agreement;

10.3.3            Anacor has no present knowledge that any claims of any Anacor Patents or Anacor Target Patents or any claims directed to the compounds [ * ] are unpatentable, invalid or unenforceable;

10.3.4            There are no settled, pending or threatened Claims or lawsuits or legal proceedings by a Third Party against Anacor alleging that the making, composition or method of use of any boron-containing small molecule compound in Anacor’s library, including the compounds [ * ], infringes, uses without authorization, misappropriates or otherwise violates in part or in whole the intellectual property or intellectual property rights of such Third Party;

10.3.5            Anacor has not granted as of the Effective Date, and during the Term shall not grant, any right or license to any Third Party relating to any of the Anacor IP that would conflict with any of the rights or licenses granted to Medicis hereunder;

10.3.6            Without limiting the foregoing Sections 10.1.4 and 10.3.5, the execution, delivery and performance of this Agreement does not breach nor conflict with any agreement, instrument or understanding, oral or written, that Anacor has undertaken with SmithKline Beecham Corporation d/b/a/ GlaxoSmithKline;

10.3.7            Except pursuant to the agreements set forth on Exhibit 9, there are no obligations of Anacor to any Third Party that would encumber the compounds [ * ] or any other Collaboration Compound; and

10.3.8            To its knowledge, Anacor has disclosed to Medicis all material data and Information, all material correspondence to/from any Regulatory Authority regardless of whether such data and Information would have a positive, neutral or negative impact on the potential commercial, scientific or strategic value or attractiveness of the Anacor Compounds in existence as of the Effective Date.

10.4         Mutual Covenants.  Each Party hereby covenants to the other Party that:

10.4.1            All employees and independent contractors of such Party or its Affiliates and working under this Agreement shall be under the obligation to assign all right, title and interest in and to their inventions and discoveries, whether or not patentable, if any, to such Party as the sole owner thereof;

10.4.2            Such Party shall not employ (or, to the best of its knowledge without further duty of inquiry, shall not use any contractor or consultant that employs) any Person debarred by the FDA (or subject to a similar sanction of EMA or other regulatory agency), or, to the best of its knowledge without further duty of inquiry, any Person which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or other regulatory agency), in the conduct of its activities hereunder; and

10.4.3            Such Party shall, except as otherwise specified in this Agreement or Research Plan, perform its activities pursuant to this Agreement in compliance with good laboratory (cGLP), clinical (cGCP) and manufacturing (cGMP) practices and other applicable ICH guidelines, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted, and with respect to the care, handling and use in research and Development activities hereunder of any non-human animals by or on behalf of such Party, shall at all times comply (and shall ensure compliance by its subcontractors) with all applicable federal, state and local laws, regulations and ordinances, and also with the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

most current best practices in the industry for the proper care, handling and use of animals in pharmaceutical research and Development activities, subject to the other Party’s reasonable right of inspection.

10.5         Continuing Covenant of Non-Contravention.  Anacor covenants to Medicis that at all times during the Term (a) each Collaboration Compound and the associated Anacor IP shall be free of liens, mortgages, security interests and similar encumbrances except such encumbrances granted in favor of a lender, provided that Anacor shall use commercially reasonable efforts to obtain an acknowledgement from each such lender of Medicis’s rights hereunder and that such lender shall not seek to interfere with such rights; and (b) the Anacor IP shall not be subject to any license to a Third Party that would allow the Third Party to make, use, sell, offer to sell, import or otherwise exploit any of the Collaboration Compounds in the Field.

10.6         Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE OR THAT THEIR EXERCISE DOES NOT INFRINGE ANY PATENT RIGHTS OF THIRD PARTIES.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY DISCLAIMS ANY WARRANTIES WITH REGARDS TO:  (A) THE SUCCESS OF ANY RESEARCH, STUDY OR TEST COMMENCED UNDER THIS AGREEMENT, (B) THE SAFETY OR USEFULNESS FOR ANY PURPOSE OF THE TECHNOLOGY OR MATERIALS, INCLUDING ANY COLLABORATION COMPOUNDS, IT PROVIDES OR DISCOVERS UNDER THIS AGREEMENT; OR (C) THE VALIDITY, ENFORCEABILITY, OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OR TECHNOLOGY IT PROVIDES OR LICENSES TO THE OTHER PARTY UNDER THIS AGREEMENT, EXCEPT IN EACH CASE (A)-(C) AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT.

10.7         LIMITATION OF LIABILITY.  EXCEPT FOR A BREACH OF ARTICLE 9 OR FOR CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER ARTICLE 11 OR AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER ANACOR NOR MEDICIS, NOR ANY OF THEIR AFFILIATES OR SUBLICENSEES, WILL BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES OR ANY OF THEIR SUBLICENSEES FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER SUCH PARTY OR ANY REPRESENTATIVE THEREOF HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 11

INDEMNIFICATION; INSURANCE

11.1         Indemnification by Medicis.  Medicis shall indemnify, defend and hold harmless Anacor and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all liabilities, damages, losses, costs and expenses, including the reasonable fees of attorneys and other professionals (collectively, “Losses”), arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (“Claims”) based upon:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.1.1            the negligence, recklessness or wrongful intentional acts or omissions of Medicis or its Affiliates and its or their respective directors, officers, employees and agents, in connection with Medicis’s performance of its obligations or exercise of its rights under this Agreement;

11.1.2            any breach of any representation or warranty or express covenant made by Medicis under Article 10 or any other provision under this Agreement; or

11.1.3            the Development that is actually conducted by or on behalf of Medicis (excluding any Development carried out by Anacor hereunder), the handling and storage by or on behalf of Medicis of any chemical agents or other compounds for the purpose of conducting Development by or on behalf of Medicis, and the manufacture, marketing, commercialization and sale by Medicis, its Affiliate or Sublicensees of any Medicis Development Compound or Derivative thereof or Product, including Third Party Claims that any such activity infringes, misappropriates or otherwise violates such Third Party’s intellectual property or other proprietary rights, but only to the extent such Third Party Claims do not arise from or involve an allegation that an Anacor Compound as introduced into the Program by Anacor infringes, misappropriates or otherwise violates such Third Party’s intellectual property or other proprietary rights;

11.1.4            except, in each case 11.1.1 – 11.1.3 above, to the extent such Claim arose out of or resulted from or is attributable to the negligence, recklessness or wrongful intentional acts or omissions of Anacor or its Affiliates, or their respective directors, officers, employees or agents.

11.2         Indemnification by Anacor.  Anacor shall indemnify, defend and hold harmless Medicis and its Affiliates, and its or their respective directors, officers, employees, representatives, and agents, from and against any and all Losses, arising out of or resulting from any and all Third Party Claims based upon:

11.2.1            the negligence, recklessness or wrongful intentional acts or omissions of Anacor or its Affiliates or its or their respective directors, officers, employees and agents, in connection with Anacor’s performance of its obligations or exercise of its rights under this Agreement;

11.2.2            any breach of any representation or warranty or express covenant made by Anacor under Article 10 or any other provision under this Agreement; or

11.2.3            the research or Development actually conducted by or on behalf of Anacor (excluding any Development carried out by Medicis), including Third Party Claims that such research or Development, or any Anacor Compound resulting therefrom, infringes, misappropriates or otherwise violates such Third Party’s intellectual property or other proprietary rights;

11.2.4            except, in each case 11.2.1 – 11.2.3 above, to the extent such Claim arose out of or resulted from or is attributable to the negligence, recklessness or wrongful intentional acts or omissions of Medicis or its Affiliate, or their respective directors, officers, employees and agents.

11.3         Procedure.  In the event that any person (an “Indemnitee”) entitled to indemnification under Section 11.1 or Section 11.2 is seeking such indemnification, such Indemnitee shall (a) inform, in writing, the indemnifying Party of the Claim as soon as reasonably practicable after such Indemnitee receives notice of such Claim, (b) permit the indemnifying Party to assume direction and control of the defense of the Claim (including the sole right to choose counsel and settle it at the sole discretion of the indemnifying Party, taking into consideration in good faith any reasonable concerns or objections raised by the Indemnitee; provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or other Party), (c)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

cooperate as reasonably requested (at the expense of the indemnifying Party) in the defense of the Claim, and (d) undertake all reasonable steps to mitigate any loss, damage or expense with respect to the Claim(s).

11.4         Insurance.

11.4.1            Anacor’s Insurance Obligations.  Anacor shall maintain, at its cost, with effect from prior to the date of first administration of any Collaboration Compound (including all Products and any product based thereon) for testing in humans hereunder and during the Research Collaboration Term plus [ * ] thereafter, insurance from an insurance company or companies having a Best’s Financial Performance Rating  (“BFPR”) of A+/A++ and a minimum Financial Size Category (“FSC”) of VIII or higher (if BFPR is A/A-, then FSC must be IX or higher) as follows: (a) workers’ compensation in the amount required by applicable state law in which the Program will be conducted; (b) commercial general liability insurance, including premises and operations coverage, with minimum limits of not less than [ * ] for Claims against Losses; (c) product and professional liability insurance appropriate for the conduct of clinical trials similar to those to be included in the Program with minimum limits of [ * ].  Such insurance shall designate Medicis and its Affiliates as “additional insureds” on commercial general liability policies.  Anacor shall furnish to Medicis evidence of such insurance, upon request.

11.4.2            Medicis’s Insurance Obligations.  Medicis hereby represents and warrants to Anacor that it has and will maintain sufficient insurance (either through self-insurance or through Third Party policy(ies)) against the types of liability and other risks that reasonably would be expected to be associated with its activities and obligations under this Agreement in such amounts and on such terms as are customary for prudent practices for pharmaceutical companies in the pharmaceutical industry for the activities to be conducted by it under this Agreement. Medicis shall furnish to Anacor evidence of such insurance or self-insurance, upon request.  From and after the date of the exercise of the PoC Option by Medicis hereunder and thereafter through the Term plus [ * ] thereafter, Medicis shall obtain and maintain insurance from an insurance company or companies having a BFPR of A+/A++ and a minimum FSC of VIII or higher (if BFPR is A/A-, then FSC must be IX or higher) as follows: (a) workers’ compensation in the amount required by applicable state law in which Development and commercialization by Medicis will be conducted; (b) comprehensive general liability insurance, including premises and operations coverage, with minimum limits of not less than [ * ] for all Claims against all Losses; and (c) product and professional liability insurance appropriate for the conduct of clinical trials with minimum limits of [ * ].  As applicable, such insurance shall provide coverage for all Claims against all losses, claims, demands, proceedings, damages, costs, charges and expenses for injuries or damage to any person or property arising out of or in connection with Medicis’s Development and commercialization of a Product, including its performance or nonperformance under this Agreement.  Such insurance shall designate Anacor and its Affiliates as “additional insureds” on comprehensive general liability policies.

11.4.3            The terms of this Section 11.4 shall not be deemed to limit the liability of either Party hereunder or to limit any rights either Party may have against the other, including, without limitation, indemnity or contribution.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 12

TERM AND TERMINATION

12.1         Term; Expiration.

12.1.1            This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 12, shall expire as follows:

(a)           Upon expiration of the PoC Option Deadline Period or, if applicable, the PoC Option Deadline Extension Period, if Medicis has not then exercised the PoC Option, or

(b)           If Medicis exercises the PoC Option:

(i)            On a Product-by-Product and country-by-country basis, on the date of the expiration of all payment obligations under this Agreement with respect to such Product in such country; and

(ii)           In its entirety upon the expiration of all payment obligations under this Agreement with respect to the last Product in all countries in the Territory.

12.1.2            The period from the Effective Date until the date of expiration of this Agreement in its entirety, or as the case may be, until the date of the expiration of this Agreement in part with respect to a given Product, is referred to herein as the “Term.”

12.2         Termination for Cause.

12.2.1            Termination For Material Breach.  Either Party (the “Non-breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement, in the event the other Party (the “Breaching Party”) shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [ * ] after written notice thereof was provided to the Breaching Party by the Non-breaching Party, such notice describing with particularity and in detail the alleged material breach.

12.2.2            Disagreement.  If the Parties reasonably and in good faith disagree as to whether there has been a material breach, the Party which seeks to dispute that there has been a material breach may contest the allegation in accordance with Section 13.1.  Notwithstanding the above sentence, the cure period for any allegation made in good faith as to a material breach under this Agreement will run from the date that written notice was first provided to the Breaching Party by the Non-breaching Party, but will be suspended during the pendency of any dispute resolution process under Section 13.1 or 13.2.  Irrespective of the length of the cure period, should the dispute resolution process extend beyond [ * ] after written notice was first provided to the Breaching Party by the Non-breaching Party hereunder, all Development and payment obligations of the Non-breaching Party under this Agreement shall be suspended pending resolution of the dispute and shall not be reinstated unless and until the dispute resolution process results in a final determination in favor of the Breaching Party.  Any termination of the Agreement under this Section 12.2 shall become effective at the end of the [ * ], unless the Breaching Party has cured any such breach or default prior to the expiration of such [ * ] period.  The right of either Party to terminate this Agreement as provided in this Section 12.2 shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default.

12.2.3            Anacor Diligence Failure Event.  Upon the occurrence of an Anacor Diligence Failure Event that also constitutes a material breach, Medicis may either (a) elect the procedures and remedies set forth in Section 2.4.1, which shall be Medicis’s sole and exclusive remedy for such material breach or (b) proceed in accordance with this Section 12.2 and Section 12.6.3.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.3         Medicis Unilateral Termination Rights.  Medicis shall have the right, at its sole discretion and without any penalty or liability, exercisable at any time during the Term unless Medicis is a Breaching Party at the time of any proposed notice, to terminate this Agreement for any reason or no reason at all, in its entirety upon (a) [ * ] written notice to Anacor if delivered [ * ], or (b) [ * ] written notice to Anacor if delivered [ * ], subject to the obligations set forth in Sections 12.6.2 and 12.6.5.  Notice of termination pursuant to this Section shall not be deemed to limit or terminate any rights or obligations accrued or continuing through the effective date of termination.

12.4         Termination for Insolvency.

12.4.1            Either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [ * ] after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors (each an “Insolvency Event”).  Upon any termination of the Agreement by Medicis under this Section during the Research Collaboration Term and prior to the JRC’s confirmation of a PoC Compound: (a) all Collaboration Compounds identified prior to said termination date shall be deemed to be Medicis Development Compounds, (b) subject to the terms and conditions of this Agreement, Anacor shall grant and does hereby grant, as of the effective date of such termination and election by Medicis, an exclusive (even as to Anacor and its Affiliates), worldwide license (with the right to grant sublicenses) under the Anacor Exclusively Licensed IP, to make, have made, use, sell, offer for sale and import such Medicis Development Compounds and Derivatives thereof as and into Products in the Territory, (c) Medicis will have the right to continue the Development of any such deemed Medicis Development Compounds as of such termination event on its own or through Sublicensees, and (d) following any such termination by Medicis under this Section during the Research Collaboration Term and prior to the JRC’s confirmation of a PoC Compound, Medicis shall pay to Anacor (i) a royalty on Annual Net Sales of Products at a rate that is equal to [ * ] of the applicable royalty rates set forth in Section 6.4, (ii) non-royalty payments at a rate that is equal to [ * ] of the applicable rate set forth in Section 6.5, and (iii) [ * ] of the applicable milestone payments due under Sections 6.2 or 6.3 for any milestones achieved subsequent to Medicis’s termination under this Section.  Notwithstanding anything to the contrary in this Agreement, Anacor shall have no further obligations to conduct the Program as of the effective date of such termination by Medicis under this Section.  For clarity, the foregoing license and payment reductions apply only for termination under this Section during the Research Collaboration Term and prior to the JRC’s confirmation of a PoC Compound.

12.4.2            All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code.  The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.  Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.5         Anacor Change of Control.

12.5.1            Notice.  If Anacor enters into an agreement that results in, or if the transaction (or series of transactions) contemplated thereby if completed would result in, a Change of Control of Anacor, Anacor shall provide Medicis with prompt written notice describing such Change of Control in reasonable detail (the “Anacor Change of Control Notice”).  The Anacor Change of Control Notice shall be provided by Anacor promptly following the earlier of (a) the public disclosure of the entry into such agreement and (b) consummation of the transaction (or series of transactions) resulting in the Change of Control.

12.5.2            Consequences of Change of Control of Anacor.  Upon the occurrence of any Change of Control of Anacor during the Research Collaboration Term and prior to the JRC’s confirmation of a PoC Compound, Medicis shall have the right to either (a) continue the Research Collaboration Term in accordance with the terms of this Agreement, or (b) within [ * ] after receipt of the Anacor Change of Control Notice, terminate the Research Collaboration Term and exercise the PoC Option by written notice to Anacor specifying up to [ * ] Collaboration Compounds to be deemed Medicis Development Compounds, notwithstanding that the JRC has not identified a PoC Compound.  Following Medicis’s exercise of the PoC Option under this Section, Anacor shall provide Medicis with the Information and other materials required by Section 4.4, and Medicis shall have the license set forth in Section 4.3.2 with respect to such Medicis Development Compounds.  For clarity, all payment obligations in Article 6 shall apply to such Medicis Development Compounds and any Products containing such compounds; provided, however, that milestone payments 1 through 3 as set forth in Section 6.2.1 (if not already paid) shall be [ * ].  If Anacor’s acquirer is, at the time of the closing date of the Change of Control, developing or commercializing any compound or product whose research, Development, or commercialization by Anacor would violate any exclusivity obligation under Section 7.1, (x) such activities shall be excluded from the limitations of and deemed not to violate Section 7.1 and (y) [ * ].  In any event, at the time of the closing date of the Change of Control, Section 2.7 shall immediately terminate and no longer be of any force or effect.

12.6         Effect of Termination or Expiration

12.6.1            Upon Expiration.  Following the expiration of the Term pursuant to Section 12.1, Medicis shall return to Anacor all Confidential Information of Anacor then in its possession.  If the Term expires following Medicis’s exercise of the PoC Option, Medicis shall have, and Anacor hereby grants to Medicis, an exclusive, fully-paid (only upon such expiration) and royalty-free right and license, with the right to grant sublicenses, under the Anacor Exclusively Licensed IP to make, have made, use, sell, offer for sale, import and otherwise exploit the Medicis Development Compounds as and into Products in the Territory, for so long as it continues to do so.

12.6.2            Upon Unilateral Termination By Medicis.  In the event of a unilateral termination of this Agreement by Medicis pursuant to Section 12.3, the following terms shall apply, in addition to Section 12.6.5:

(a)           Notwithstanding anything contained herein to the contrary, all licenses granted to Medicis with respect to Medicis Development Compounds, if any, shall terminate;

(b)           Any unexercised PoC Option as of the date that Anacor receives such termination notice from Medicis shall be cancelled and of no force and effect; and

(c)           The exclusivity obligations under Article 7 shall immediately terminate and no longer be of any force or effect.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.6.3            Upon Termination By Medicis For Cause.

(a)           In the event of a termination of this Agreement in its entirety by Medicis pursuant to Section 12.2.1 or 12.4.1 before the end of the Research Collaboration Term, the Research Collaboration Term shall terminate.

(b)           In the event of a termination of this Agreement by Medicis pursuant to Section 12.2.1, 12.4.1 or 13.7:

(i)            Any unexercised PoC Option as of the effective date of termination shall be cancelled and of no force and effect; and

(ii)           All of Medicis’s exclusivity obligations under Section 7.2 shall immediately terminate and no longer be of any force or effect, but Anacor’s exclusivity obligations under Section 7.1 shall survive.

(c)           If Medicis has the right to terminate this Agreement under Section 12.2.1 during the Research Collaboration Term and prior to the JRC’s confirmation of a PoC Compound, then in lieu of terminating this Agreement, Medicis may instead terminate only the Research Collaboration Term, in which case all Collaboration Compounds identified prior to said termination date shall be deemed to be Medicis Development Compounds.  Subject to the terms and conditions of this Agreement, Anacor shall grant and does hereby grant, as of the effective date of such termination and election by Medicis, an exclusive (even as to Anacor and its Affiliates), worldwide license (with the right to grant sublicenses) under the Anacor Exclusively Licensed IP, to make, have made, use, sell, offer for sale and import such Medicis Development Compounds and Derivatives thereof as and into Products in the Territory.  Medicis will have the right to continue the Development of any such deemed Medicis Development Compounds as of such termination event on its own or through Sublicensees.  Following any termination of the Research Collaboration Term by Medicis under this Section prior to the JRC’s confirmation of a PoC Compound, Medicis shall pay to Anacor either (x) a royalty on [ * ] at a rate that is equal to [ * ] of the applicable royalty rates set forth in Section 6.4; non-royalty payments at a rate that is equal to [ * ] of the applicable rate set forth in Section 6.5; and [ * ] of the applicable milestone payments due under Sections 6.2 or 6.3 for any milestones achieved subsequent to Medicis’s termination under this Section, or (y) all payments as set forth in Article 6, except that Medicis may offset against any milestone and royalty payments to Anacor under this clause (y) an amount equal to [ * ] as of the date of Anacor’s receipt of notice from Medicis under Section 12.2.1.  Medicis shall elect between clauses (x) and (y) in the preceding sentence by written notice to Anacor on or before the effective date of termination of the Research Collaboration Term. Notwithstanding anything to the contrary in this Agreement, as of the effective date of such termination of the Research Collaboration Term by Medicis under this Section 12.6.3(c), Anacor shall have no further obligations to conduct the Program.  If Medicis elects to terminate the Research Collaboration Term under this Section 12.6.3(c), such election shall be Medicis’s sole and exclusive remedy for the applicable material breach by Anacor.

12.6.4            Upon Termination By Anacor For Cause.  In the event of a termination of this Agreement by Anacor pursuant to Section 12.2.1, 12.4.1 or 13.7, the following terms shall apply, in addition to Section 12.6.5:

(a)           In the event of a termination of this Agreement by Anacor pursuant to Section 12.2.1 or 12.4.1 before the end of the Research Collaboration Term, the Research Collaboration Term shall terminate.

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(b)           In the event of a termination of this Agreement by Anacor pursuant to Section 12.2.1, 12.4.1 or 13.7:

(i)            All of Anacor’s exclusivity obligations under Section 7.1 shall immediately terminate and no longer be of any force or effect; and

(ii)           Any unexercised PoC Option as of the effective date of termination shall be cancelled and of no force and effect.  For clarity, Medicis shall not be permitted to exercise its PoC Option after receiving notice of Anacor’s termination under Section 12.2.1 or 12.4.1, without Anacor’s prior written consent, unless and until Anacor agrees, or it is determined pursuant to Section 13.1, that Medicis has cured the applicable breach in a timely manner.

12.6.5            Additional Effects of Termination.  Upon termination of this Agreement by Anacor pursuant to Section 12.2.1, 12.4.1 or 13.7 or by Medicis pursuant to Section 12.3:

(a)           License.  Medicis hereby grants to Anacor, effective only upon such termination, a perpetual, irrevocable, exclusive (even as to Medicis), royalty-free right and license in the Territory, with the right to grant sublicenses (through multiple tiers), under the Medicis IP, to make, have made, use, sell, offer for sale and import the Medicis Development Compounds as and into Products.

(b)           Regulatory Filings.

(i)            If Prior to First Commercial Sale of Product: At no cost to Anacor, Medicis would exclusively license or assign and deliver to Anacor all relevant documents, safety databases, regulatory filings, Regulatory Approvals and Development and manufacturing Information to the extent pertaining specifically to any Products and which is necessary or important for commercial use and exploitation in the Territory; and

(ii)           If Following First Commercial Sale of a Product: At no cost to Anacor and with respect to all affected countries, Medicis would exclusively license or assign and deliver to Anacor all relevant documents, safety data, regulatory filings, Development and manufacturing Information, trademarks as well as any other Information, data and materials reasonably requested by Anacor, to the extent pertaining specifically to any Products and which is necessary or important for commercial use and exploitation in the Territory.  In addition, at no cost to Anacor, Medicis shall provide for reasonable transitional support, such support to be not less than [ * ] in countries in which the Product is approved for marketing.

(c)           Each Party shall return to the other Party all of such other Party’s Confidential Information, and Medicis shall return to Anacor all other Information provided by Anacor to Medicis related to the Program, Anacor Compounds and Collaboration Compounds.

12.7         Accrued Rights; Surviving Provisions of the Agreement.

12.7.1            Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration including the payment obligations under Article 6 hereof and any and all damages arising from any breach hereunder.  Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement.

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12.7.2            The provisions of Article 9 and Article 11 and Sections 2.8.2, 2.8.4, 2.8.5, 2.8.6, 6.9, 6.10, 8.1, 8.2.1 (last sentence only), 10.5, 12.6, 12.7, 13.4, 13.8, 13.10, 13.11, 13.13, 13.16, 13.17, 13.18 and 13.19, as well as any applicable definitions in Article 1, shall survive the termination, relinquishment or expiration of this Agreement for any reason, in accordance with their respective terms and conditions, and for the duration stated, and where no duration is stated, shall survive indefinitely.

ARTICLE 13

MISCELLANEOUS

13.1         Dispute Resolution.  Unless otherwise set forth in this Agreement, in the event of a dispute arising under this Agreement between the Parties, either Party shall have a right to refer such dispute to an individual holding a position with said Party of Senior Vice President or higher (each an “Executive Officer”) who shall attempt in good faith to resolve such dispute.  If the Parties are unable to resolve a given dispute pursuant to this Section 13.1 within [ * ] of referring such dispute to the Executive Officers, either Party may have the given dispute settled by binding arbitration pursuant to Section 13.2.

13.2         Arbitration Request.  If a Party intends to begin an arbitration to resolve a dispute arising under this Agreement, such Party shall provide written notice (the “Arbitration Request”) to the other Party of such intention and the issues for resolution.  From the date of the Arbitration Request and until such time as the dispute has become finally settled, the running of the time periods as to which Party must cure a breach of this Agreement becomes suspended as to any breach that is the subject matter of the dispute.

13.2.1            Additional Issues.  Within [ * ] after the receipt of the Arbitration Request, the other Party may, by written notice, add additional issues for resolution.

13.2.2            No Arbitration of Patent/Confidentiality Issues.  Unless otherwise agreed by the Parties, disputes relating to Patents and non-disclosure, non-use and maintenance of Confidential Information shall not be subject to arbitration, and shall be submitted to a court of competent jurisdiction.

13.2.3            Arbitration Procedure.  The Arbitration shall be held in Wilmington, Delaware by JAMS pursuant to the Comprehensive Arbitration Rules and Procedures of JAMS then in effect (the “JAMS Rules”). The arbitration shall be conducted by [ * ] who are knowledgeable in the subject matter at issue in the dispute.  [ * ]will be selected by Anacor, [ * ] will be selected by Medicis, and [ * ] will be selected by mutual agreement of the [ * ] selected by the Parties.  The arbitrators may proceed to an award, notwithstanding the failure of either Party to participate in the proceedings.  The arbitrators shall, within [ * ] after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The arbitrators shall be authorized to award compensatory damages, but shall not be authorized to award non-economic damages or punitive damages, or to reform, modify or materially change this Agreement.  The arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief the arbitrators deem just and equitable and within the scope of this Agreement, including an injunction or order for specific performance.  The award of the arbitrators shall be the sole and exclusive remedy of the Parties (except for those remedies set forth in this Agreement).  Judgment on the award rendered by the arbitrators may be enforced in any court having competent jurisdiction thereof, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrators.  Notwithstanding anything contained in this Section 13.2 to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by,

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through or under such other Party, in order to enforce the instituting Party’s rights hereunder through specific performance, injunction or similar equitable relief.

13.3         Costs.  Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges and travel expenses).

13.4         Governing Law.  This Agreement and any dispute arising from the construction, interpretation, performance, or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to conflicts of laws principles.

13.5         Assignment.  Either Party may assign this Agreement to any Affiliate of such Party without the prior written consent of the other Party; provided that such Party provides the other Party with written notice of such assignment and remains fully liable for the performance of such Party’s obligations hereunder by such Affiliate.  Further, subject to Section 12.5, each Party may assign this Agreement without the prior written consent of the other Party, to its successor in interest by way of merger, acquisition, or sale of all or substantially all of its assets to which this Agreement relates; provided that such Party provides the other Party with written notice of such assignment.  The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties.  Any purported assignment in violation of this Section shall be null and void and of no force and effect.

13.6         Performance Warranty.  Each Party hereby acknowledges and agrees that it shall be responsible for the full and timely performance as and when due under, and observance of all the covenants, terms, conditions and agreements set forth in, this Agreement by its Affiliate(s) and Sublicensees.

13.7         Force Majeure.  No Party shall be held liable or responsible to the other Parties nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation (other than a payment obligation) of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying.  For purposes of this Agreement, force majeure is defined as causes beyond the control of the Party, including acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers.  In such event Anacor or Medicis, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue.  The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of [ * ], after which time the Party not affected by the force majeure may terminate this Agreement upon written notice to the other Party.  To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.  If Medicis has the right to terminate this Agreement under this Section during the Research Collaboration Term and prior to the JRC’s confirmation of a PoC Compound, then in lieu of terminating the Agreement, Medicis may instead terminate only the Research Collaboration Term, in which case all Collaboration Compounds identified prior to said termination date shall be deemed to be Medicis Development Compounds.  Subject to the terms and conditions of this Agreement, Anacor shall grant and does hereby grant, as of the effective date of such termination of the Research Collaboration Term and election by Medicis, an exclusive (even as to Anacor and its Affiliates), worldwide license (with the right to grant sublicenses) under the Anacor Exclusively Licensed IP, to make, have made, use, sell, offer for sale and import such Medicis Development Compounds

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and Derivatives thereof as and into Products in the Territory.  Medicis will have the right to continue the Development of any such deemed Medicis Development Compounds as of such termination event on its own or through Sublicensees.  For clarity, all payment obligations in Article 6 shall apply to such Medicis Development Compounds and any Products containing such compounds; provided, however, that milestone payments 1 through 3 as set forth in Section 6.2.1 (if not already paid) shall be [ * ].  Notwithstanding anything to the contrary in this Agreement, Anacor shall have no further obligations to conduct the Program as of the effective date of termination of the Research Collaboration Term by Medicis under this Section.

13.8         Notices.  Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Anacor, addressed to:	Anacor Pharmaceuticals, Inc.
1020 East Meadow Circle
Palo Alto, CA 94303-4230
Attention: Chief Executive Officer
Facsimile: (650) 543-7660

with a copy to:	Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
Attention: Glen Y. Sato, Esq.
Facsimile: (650) 849-7400

If to Medicis, addressed to:	Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, AZ 85256
Attention: Legal Department
Facsimile: 480-291-5163

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof.  If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given.  If sent by overnight express courier service, the date of delivery shall be deemed to be the next Business Day after such notice or request was deposited with such service.  If sent by certified mail, the date of delivery shall be deemed to be the third Business Day after such notice or request was deposited with the U.S.  Postal Service.

13.9         Export Clause.  Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin.  Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without the appropriate United States and foreign government licenses.

13.10       Waiver.  Neither Party may waive or release any of its rights or interests in this Agreement except in writing in accordance with Section 13.8.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right

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or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

13.11       Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

13.12       Entire Agreement.  This Agreement, together with the Schedules and Exhibits hereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understanding between the Parties, including the Term Sheet and the Non-Disclosure Agreement.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

13.13       Independent Contractors.  Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties.  Each Party is an independent contractor.  Neither Party shall assume, either directly or indirectly, any liability of or for the other Party.  Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

13.14       Books and Records.  Any financial books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees shall be maintained in accordance with U.S.  generally accepted accounting principles.

13.15       Further Actions.  Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

13.16       Parties in Interest.  All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors, heirs, administrators and permitted assigns.

13.17       Construction of Agreement.  The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise.  Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

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13.18       Supremacy.  In the event of any express conflict or inconsistency between this Agreement and the Research Plan or of any Schedule or Exhibit hereto, the terms of this Agreement shall control.  The Parties understand and agree that the Schedules and Exhibits hereto are not intended to be the final and complete embodiment of any terms or provisions of this Agreement, and are to be updated from time to time during the Term, as appropriate and in accordance with the provisions of this Agreement.

13.19       Counterparts.  This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers.  Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

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IN WITNESS WHEREOF, the Parties have caused this Research and Development Option and License Agreement to be executed by their duly authorized representatives as of the Effective Date.

Anacor Pharmaceuticals, Inc.

By:	/s/ David P. Perry

Name: David P. Perry

Title: President & Chief Executive Officer

Medicis Pharmaceutical Corporation

By:	/s/ Richard D. Peterson

Name:	Richard D. Peterson

Title:	Executive Vice President, CFO, Treasurer

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Exhibits

Exhibit 1	Research Plan
Exhibit 2	Candidate Selection Criteria
Exhibit 3	PoC Compound Criteria
Exhibit 4	Third Party Agreements
Exhibit 5	Phase 1 Synopsis
Exhibit 6	Post PoC Transfers
Exhibit 7	8-K Filing
Exhibit 8	Press Release
Exhibit 9	Encumbrances
Exhibit 10	Collaboration Compound Scaffolds

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CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 1

Research Plan

[ * ]

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1

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 2

Candidate Selection Criteria

[ * ]

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1

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 3

PoC Compound Criteria

The following represent acceptance criteria for a PoC Compound:

[ * ]

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1

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 4

Third Party Agreements

[ * ]

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1

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 5

Phase 1 Study Synopsis

[ * ]

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1

PoC Trial Synopsis

[ * ]

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2

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 6

Post PoC Transfers

[ * ]

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1

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 7

8K Filing

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 9, 2011, we entered into a Research and Development Option and License Agreement (the “Agreement”) with Medicis Pharmaceutical Corporation (“Medicis”) to discover and develop boron-based small molecule compounds directed against a specified target for the potential treatment of acne.  Under the terms of the Agreement, we will receive a $7 million upfront payment and will be primarily responsible, during a defined research collaboration term, for discovering and conducting early development of product candidates for which Medicis would have an option to obtain an exclusive license.  We would also be eligible for future research, development, regulatory and sales milestones of up to $153 million, as well as high single-digit to low double-digit royalties on sales of products which Medicis licenses pursuant to its option.  Following option exercise, Medicis would be responsible for further development and commercialization of product candidates on a worldwide basis.

If Medicis exercises its option for a product candidate, the Agreement will continue in effect until the expiration of royalty payment obligations, which obligations will run through the later of patent or regulatory exclusivity and 7 years from first commercial sale, on a product-by-product basis.  Upon the expiration of such payment obligations for a product under the Agreement, Medicis will retain an exclusive, fully paid and royalty-free right and license in such product.  The Agreement allows for at-will termination by Medicis upon written notice, and either party may terminate for the other party’s uncured material breach of the agreement or specified activities related to insolvency.  In the event of at-will termination by Medicis or termination by us for material breach or insolvency activities by Medicis, all rights granted by us to Medicis would revert to us, and Medicis would be required to grant to us a non-exclusive license under its patent rights covering products under the Agreement.  If we materially breach the Agreement prior to the completion of the research collaboration term and exercise of the option, Medicis would be entitled to either terminate the Agreement or continue with the Agreement and terminate the research collaboration term, in which case Medicis would have a right to reduce its financial obligations to us or recover its costs to mitigate the damages resulting from such breach.

We have agreed not to research or develop, with respect to the target that is the subject of the Agreement, any small molecule products in a specified field for use in humans for a period of 11 years.  Medicis has agreed not to research or develop with respect to the target that is the subject of the Agreement any boron-containing compound for 9 years from the date of the Agreement or, if a certain milestone is not met, for 4 years from the date of the Agreement.

The foregoing is only a brief description of certain of the terms of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the Agreement that will be filed as an exhibit to our quarterly report on Form 10-Q for the quarter ending March 31, 2011.

A press release announcing the foregoing is attached as Exhibit 99.1 attached hereto.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

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(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release announcing entry into Research and Development Option and License Agreement

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3

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 8

Press Release

CONTACT:
Medicis	Anacor
Kara Stancell (media)	DeDe Sheel
(480) 291-5454	(650) 543-7575
Sean Andrews (investors)
(480) 291-5854

MEDICIS AND ANACOR ENTER INTO RESEARCH AND DEVELOPMENT COLLABORATION FOR THE TREATMENT OF ACNE

SCOTTSDALE, Ariz. and PALO ALTO, Calif.—February XX, 2011—Medicis Pharmaceutical Corporation (NYSE:MRX) and Anacor Pharmaceuticals, Inc. (NASDAQ:ANAC) today announced that the two companies have entered into a research and development agreement to discover and develop boron-based small molecule compounds directed against a target for the potential treatment of acne.

Under the terms of the agreement, Anacor will receive a $7 million upfront payment from Medicis and will be primarily responsible for discovering and conducting early development of product candidates which utilize Anacor’s proprietary boron chemistry platform.  Medicis will have an option to obtain an exclusive license for products covered by the agreement.  Anacor will be eligible for future research, development, regulatory and sales milestones of up to $153 million, as well as high single-digit to low double-digit royalties on sales by Medicis.  Medicis will be responsible for further development and commercialization of the licensed products on a worldwide basis.

“We are pleased to announce this important collaboration with Anacor,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis.  “Anacor and its scientists are well respected in the scientific community, and Medicis is proud to be among other significant organizations who have partnered with them to explore the pharmaceutical development of the Anacor boron chemistry platform.  We will together be working hard to achieve breakthroughs with this proprietary technology in the treatment of acne.”

“We have demonstrated that boron-based chemistry is productive in creating novel small molecule therapeutics, and we are excited to work with Medicis to apply this technology to the development of a unique,

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patented treatment for acne,” said David Perry, Anacor’s Chief Executive Officer.  “With our technology and Medicis’ expertise in developing and commercializing pharmaceuticals, we hope this collaboration will result in innovative products to help the patients who suffer from this condition.”

About Medicis

Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions.  The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image.  Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories.  The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

The Company’s products include the brands DYSPORT® (abobotulinumtoxinA) 300 Units for Injection, PERLANE® Injectable Gel, PERLANE-L® Injectable Gel with 0.3% Lidocaine,  RESTYLANE® Injectable Gel, RESTYLANE-L® Injectable Gel with 0.3% Lidocaine, DYNACIN® (minocycline HCl Tablets, USP), LOPROX® (ciclopirox) Gel 0.77% and Shampoo 1%, PLEXION® (sodium sulfacetamide 10% and sulfur 5%) Cleanser, Cleansing Cloths and SCT, SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide) 3%, 6% and 9% Cleansers, Pads and Foaming Cloths, VANOS® (fluocinonide) Cream 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, the LIPOSONIX™ system(1) and the over-the-counter brand ESOTERICA®.

For more information about Medicis, please visit the Company’s website at www.Medicis.com.  Printed copies of the Company’s complete audited financial statements are available free of charge upon request.

Medicis Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Several of these risks are outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2009, and other documents we file with the Securities and Exchange Commission.  Forward-looking statements represent the judgment of Medicis management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.

NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company or by visiting www.Medicis.com.  All trademarks are the property of their respective owners.

About Anacor Pharmaceuticals

Anacor is a biopharmaceutical company focused on discovering, developing and commercializing novel small-molecule therapeutics derived from its boron chemistry platform. Anacor has discovered five clinical compounds which are currently in development, including its three lead programs: AN2690, a topical antifungal for the treatment of onychomycosis; AN2728, a topical anti-inflammatory PDE-4 inhibitor for the treatment of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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psoriasis; and GSK 2251052, or GSK ‘052 (formerly referred to as AN3365), a systemic antibiotic for the treatment of infections caused by Gram-negative bacteria, which has been licensed to GlaxoSmithKline under the companies’ research and development agreement. In addition, Anacor is developing AN2718 as a topical antifungal product candidate for the treatment of onychomycosis and skin fungal infections, and AN2898 as a topical anti-inflammatory product candidate for the treatment of psoriasis and atopic dermatitis.   For more information visit www.anacor.com.

Anacor Forward-Looking Statements

This release contains forward-looking statements, including statements regarding the success of and any payments that may result from Anacor’s collaboration with Medicis, as well as other matters that are described in Anacor’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The Company undertakes no obligation to update any forward-looking statement in this press release.

(1) The LIPOSONIX™ system is not approved or cleared for sale in the U.S.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 9

Encumbrances

Loan and Security Agreement No. 5251 by and between Lighthouse Capital Partners V, L.P. and Anacor Pharmaceuticals, Inc., dated June 30, 2006, as amended as of the Effective Date

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10

Collaboration Compound Scaffolds

The following scaffolds: [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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